Table of Contents

As filed with the Securities and Exchange Commission on October 27, 2020

Registration No.: 333-197889

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 to

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

THE TEARDROPPERS INC.

(Exact name of registrant as specified in its charter)

Nevada	3715	46-2407247
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

180 Newport Center Dr. Ste. 230

Newport Beach, Ca. 92660

Phone: 949-751-2173

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

Copies to:

Cody Ware, President

620 Newport Center Dr. Ste. 1100

Newport Beach, Ca. 92660

Phone: 949-751-2173

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Brad Bingham Esq.

The Bingham Law Group, APC

 1106 Second Street, Suite 195

Encinitas, CA 92024

(760) 230-1617 Office

(760) 579-7699 Fax

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 of The Teardroppers, Inc. (the “Company”), as originally declared effective by the Securities and Exchange Commission (the “SEC”) on February 5, 2015, is being filed pursuant to the undertakings in Item 17 of the Registration Statement to (i) include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, that was filed with the SEC on April 14, 2020 and (ii) update certain other information in the Registration Statement.

The information included in this filing amends this Registration Statement and the Prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this Prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the SEC is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PROSPECTUS

THE TEARDROPPERS, INC.

2,166,666 Shares of Common Stock

Date of Prospectus:  October __, 2020

This prospectus relates to the resale by the selling stockholders of an aggregate of 2,166,666 shares of our common stock, par value $.001, per share, by the selling shareholders named in this prospectus in the section entitled “Selling Shareholders,” including their donees, pledgees, assignees, transferees and other successors-in-interest, whom we refer to in this prospectus as the “Selling Shareholders.” The shares of common stock are being registered to permit the selling stockholders to sell the shares from time to time in the public market. The stockholders may sell the shares through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled "Plan of Distribution". We cannot assure you that the selling stockholders will sell all or any portion of the shares offered in this prospectus.

Investing in these securities involves significant risks. Investors should not buy these securities unless they can afford to lose their entire investment.

We are an “emerging growth company” within the meaning of the recently enacted Jumpstart Our Business Startups Act and will be subject to reduced public company reporting requirements.

SEE "RISK FACTORS" BEGINNING ON PAGE 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October __, 2020.

RED HERRING LANGUAGE---Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

i

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety. When used in this prospectus, the terms "Company, "our," "ours" and "us" refer to The Teardroppers, Inc., unless otherwise specified or the context requires otherwise.

SUMMARY OF PROSPECTUS

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2013, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

We are also considered a "smaller reporting company,"  If we are still considered a "smaller reporting company" at such time as we cease to be an "emerging growth company," we will be subject to increased disclosure requirements. However, the disclosure requirements will still be less than they would be if we were not considered either an "emerging growth company" or a "smaller reporting company."

For more information, please see our Risk Factor entitled “ As an “emerging growth company” under the Jumpstart our Business Startups Act (JOBS Act), we are permitted to rely on exemptions from certain disclosure requirements.”

The Company

The Teardroppers, Inc. is a Nevada corporation which was formed in June of 2013. We commenced operations in February of 2014. It is controlled by Kevin P. O’Connell. Mr. O’Connell owns a majority interest in FinTekk AP, LLC. FinTekk AP, LLC, which owns approximately seventy-eight (70%) of our outstanding shares of common stock. On February 26, 2019, DEVCAP Partners, LLC, which is also controlled by Kevin O’Connell, had transferred all of the Company shares owned by DEVCAP Partners, LLC to FinTekk AP, LLC. We have incurred losses of $2,044,055 from inception through December 31, 2019. Our auditor's report has expressed substantial doubt about our ability to continue as a going concern.

In February of 2014, the Company established a $450,000 unsecured line of credit with DEVCAP. The Company’s liability to DEVCAP has been assigned to FinTekk.. The terms of the Line of Credit provide for interest at 10% per annum on all outstanding balances; quarterly interest payments on outstanding balances are due at the end of each quarter respectively. The availability of funds for draw down from this line of credit is subject to the approval of Mr. O’Connell. At December 31, 2019, we had outstanding $695 on the Line of Credit.

Management estimates that the cost of operating our business for the next 12 months will require additional capital of $350,000 or approximately $30,000 per month, consisting of: $10,000 for officers’ salaries, $5,000 for executive marketing assistants, $1,500 for office space, $1,500 for telecom and communications, $9,500 for marketing efforts, $2,000 for legal and accounting costs.

1

In the event that demand for our advertising services increases beyond our ability to pay for additional trailers, of which there can be no assurance, we may seek to have independent or related parties purchase trailers. Such parties may then either lease the trailers to us, or, for a fee, have us act as their agent in maintaining their trailers and obtaining advertising clients for their trailers.  In addition to our advertising business, we have acquired trailer and truck assets. These assets have been leased to our customers directly.

There can be no assurance that we will be able to raise any or all of the capital required. These factors indicate that we may be unable to continue as a going concern, particularly in the event that we cannot generate sufficient cash flow or raise sufficient capital to conduct our operations. Our financial statements do not include any adjustments to the value of our assets or the classification of our liabilities that might result if we would be unable to continue as a going concern.

Meeting our capital requirement will be directly contingent on Mr. O’Connell and his decision to have FinTekk advance us capital in the event that we are not able to raise capital from other sources.

The Company and its affiliates and promoters have no plans or intentions to engage in a merger or acquisition with an unidentified company or person or, once it is a reporting company, to be used as a vehicle for a private company to become a reporting company.

The Mobile Billboard Advertising Service

We are currently engaged in the business of mobile outdoor billboard advertising, by offering to provide advertising space on custom designed and manufactured “Teardrop Trailers” and standard cargo trailers purchased from independent trailer manufacturers of various sizes. Teardrop Trailers are usually designed for short-period accommodations for vacationers and travelers. Our cargo trailers are standard vehicle hauling “box” trailers having straight aluminum sided walls and wood floors and are 26 feet long and 8 feet wide. Our trailers are designed to be towed behind small economy sized vehicles and pickup trucks. A Teardrop Trailer, also known as a “Teardrop Camper Trailer”, is a streamlined, compact, lightweight travel trailer, which gets its name from its teardrop profile. We have one Teardrop Trailer and we have one Cargo Trailer on order. Should we determine to order additional Teardrop Trailers, we intend to order them from independent “Kit” suppliers. Kits are available from several suppliers and are made up of all of the pre-cut, ready to assemble, components of a Teardrop Trailer, except for the chassis. Cargo trailers are available from many independent manufacturers. Our Teardrop Trailer was delivered to us on February 15, 2015. The Teardrop Trailer we received was assembled on a trailer chassis that we had obtained from an independent trailer chassis manufacturer. Our Teardrop Trailer has an outer skin of uncoated aluminum and is 6 feet in width, 10 feet in length and 5 feet in height. Wheels and tires are outside the body and are covered by fenders. Our Teardrop Trailer weighs less than 1000 pounds, so most vehicles, can tow one and have little effect on the vehicle's fuel consumption. We have previously paid $5,000 for the manufacture and assembly of our Teardrop Trailer.

We intend to place orders for additional updated Teardrop Trailers or Kits and cargo trailers as we build interest in our advertising offerings. We estimate that it will take approximately 30 days from the date we place an order to the delivery of the trailer to us. When we determine to order additional Teardrop Trailers, we will do so by engaging independent Computer Numerical Control (“CNC”) contractors. Teardrop Trailer we ordered will be assembled on trailer chassis that we have obtained from an independent trailer chassis manufacturer.

As an alternative and with the increased popularity of the teardrop style trailers, we intend to acquire additional constructed or used trailers to include in our inventory.

The unique shape and look of Teardrop Trailers, as well as the small size of Car Hauling Trailers is a key factor in our decision to base the trailer advertising business on these trailers. As an advertising platform, as we believe the "asthetic appeal" will be attract an customer base and retain the adverting images which will appear on our trailers.

2

In June of 2016, we acquired an enclosed twenty-six (26) foot trailer for use in our business. In December of 2016, we sold the twenty-six (26) foot trailer to an unrelated buyer. In March of 2017, the company has issued a purchase order to acquire a higher quality and larger Cargo trailer. This order was subsequently cancelled when delivery of the trailer was delayed.

We offer advertising space on our trailers. Advertising will be applied by applying decals, large adhesive backed vinyl sheets as decals or by fastening one large sheet of adhesive backed vinyl (to the sides and, in some cases, the top of the trailer. In addition, we will offer to provide our tow vehicle and a driver.

The lettering graphics are widely available from several sources including independent design shops and decal manufacturers.

The vinyl film is manufactured by several suppliers, including 3M, Avery Dennison, and Oracle. It will be designed by independent designers hired by us and will be installed on our trailers by independent printers and dealers of adhesive backed vinyl film. It is the costliest advertising option we will offer.

Our rates will be negotiated at time of contract. We intend to charge an advertising client for a "turnkey" design and application of decals to our trailers at prices starting at $995 with additional charges for more complex designs and for full wrapping services. We also intend to charge our clients a rental price of $295 per day, with an additional $175 per six-hour day if the client wishes us to supply a tow vehicle and driver. Our rates will be based upon the range of services, length of the advertising contract, vehicles needed, miles traveled, length of campaign, ancillary costs and other variables. There is a minimum rental of 3 days required. The client will be required to pay for liability and property damage insurance.

After the rental, we remove the trailer's advertising decals and prepare the trailer for its next client's advertising application and rental.

We believe that the mobile outdoor advertising that we will offer to advertisers is suitable for:

•	Event Marketing
•	New Product Launches
•	Retail Store Openings
•	Grand Openings
•	Tradeshow Advertising

•	Political Advertising and Campaigning
•	Publicity
•	Concerts
•	Sporting Events
•	Conventions
•	Trade Shows
•	Outdoor Festivals
•	Beach Cities and Events
•	Grand Openings
•	Holiday Events
•	Motion Picture Premiers

We believe that mobile outdoor advertising offers certain advantages to advertisers, among which include:

•	Mobile trailers are flexible providing one with a wide variety of space and cost options, which can be used for anything from short sales promotions to being part of a long-term brand awareness campaign.

•	Instead of hoping people see an advertisement, the advertisements are brought to them.

3

•	They are more cost effective than other forms of advertising.

•	We can park the trailer in front of a business or a competitors.

•	We can thoroughly saturate a specific area unlike regular billboards, radio, TV or direct mail.

•	We can provide specific demographic routes so that there are multiple exposures.

•	Mobile billboards create impact because of their movement, size and prominence on the road and can go where other advertising can’t. They merely have to be visible to attract attention.

•	We can provide advertisements in the middle of all the activity at a special event like a tournament, fair, tradeshow, sporting event et. al.

•	As they are eye-level with consumers, the message is communicated directly, increasing the impact of the product.

We will also offer to work closely with our clients to fully understand the client's marketing objectives. We will use our best efforts to identify the highest profile locations in our client's target market in order to provide the most efficient, high exposure, high impact and cost-effective mobile advertising campaign.

At every stage of the process, our services will include design, branding and selection of graphics, to achieve maximum impact. Audio, illumination, promotional sampling and other sensory elements can be added to further enhance an advertising message.

In February of 2017, we acquired a 1971 Chevrolet Corvette LS5 T-top car for use as a promotional and tow vehicle. The car was acquired from DEVCAP Partners, LLC for a value of $24,000 USD. DEVCAP converted the outstanding liability with the company into equity in the company at $0.15 per share for 160,000 shares of common stock.

In February of 2018, we returned the Corvette LS5 T-top car to DEVCAP Partners, LLC and cancelled the 160,000 shares of the common stock of the company.

On March 1st ,2018, the company issued 140,000 shares of common stock of our company to A.B. O’Connell for the purchase of a 2013 Ford F-150 tow vehicle. The basis for the shares was .20 per share valuing the vehicle at $28,000.

On October 1, 2018, the Company acquired a Ford F-150 truck for use in the business operations from the majority shareholder. The agreement was in the form of a long-term lease and was recorded at $30,089, the net present value of the lease payments. See Note 7 for additional details.

Marketing

We intend to market our advertising, design and consulting services through our website www.tdropmobile.com. Once appropriate funding becomes available, we intend to upgrade our website, introduce ecommerce technologies and advertise on high traffic web properties. We also market our consulting services through personal contacts of our officers and majority shareholder.

There are currently many manufacturers of Teardrop Trailers and Cargo Trailers that offer their products to the marketplace.

4

Regulation of Mobile Billboards

Several States, including California, have laws that enable cities and local municipalities to prohibit or limit the use of mobile billboards within their geographical borders. Cities in California, including Los Angeles and several surrounding cities have enacted Ordinances which substantially limit the use of mobile billboards. In addition, several other large municipalities in other States have enacted similar legislation. There have been several legal challenges to the legislation based upon freedom of commercial speech. However, the Laws have been upheld to date by the United States 9th Circuit Court of Appeals, based upon a governing body's right to restrict a mode of advertising that may obstruct traffic and parking, may endanger pedestrians, and may constitute blight.

The Los Angeles Ordinance does provide for certain exemptions to the Ordinance, such as allowing businesses to permanently affix advertising signs to a vehicle by among other exemptions, painting on the vehicle or applying advertising decals.

While the California Law and the resulting local Ordinances will effectively limit the geographical area in which our potential clients may use our services, we believe that there are sufficient areas of our intended geographical market area that do not have Ordinances prohibiting mobile billboard advertising. Further, certain of our potential clients may use of our trailers without violating such Ordinances, such as using them at marketing events, i.e. at motorsports racing venues, sporting events, and Grand Opening events.

However, there can be no assurance that we will be successful in obtaining clients in our intended initial geographical marketing area, Southern California, or that there will not be further legal limitations established on the use of mobile billboard advertising.

The Trailer Leasing business

On October 1, 2017, the Company acquired from Gemini Southern, LLC a 2006 Ultra-Comp 53” NASCAR type vehicle transport hauler (the “Hauler”) to be used for promotional / advertising services. The purchase price of the Hauler was $165,000. The Company paid for the Hauler with a promissory note (the “Hauler Note”). The Hauler Note bears interest at 12% per annum and is payable as follows: (i) interest only from October 1, 2017 through February 28, 2018; (ii) $ $3,670 per month from March 1, 2018 through February 28, 2022; and $45,000 on February 1, 2022. The trailer is collateral for the promissory note.

In 2018, we leased the trailer for a term of four years to Rick Ware Racing, LLC, subsequent to the execution of the lease, we engaged Cody Ware as our Chief Executive Officer. Cody Ware is also employee of Rick Ware Racing, LLC. The terms of the lease are the fair market value of leases for such equipment. We have not as yet determined that we will enter into the equipment leasing business as a continuing part of our business.

On November 18, 2019, the Company acquired from Rick Ware Racing a 2007 Featherlite spread axle trailer and a 2008 Freightliner truck both used primarily in NASCAR related operations. The truck and the hauler can be used for promotional / advertising services. The purchase price of the Truck & Hauler was $190,000. The Company paid for the Truck & Hauler with a promissory note from a related party (the “Hauler Note”). The Truck & Hauler Note bears interest at 12% per annum and with a term of 48 months and is payable on the 28th of each month for $5,003.

 In February 1, 2020 we acquired and leased back a truck & trailer for a term of four (4) years back to Rick Ware Racing, LLC for $5,003 per month. The lessee is a related party to our CEO and the lease was executed at fair market terms.

Financing the Business

In February of 2014, the Company established a $450,000 unsecured line of credit with DEVCAP Partners, LLC. The terms of the Line of Credit provide for interest at 10% per annum on all outstanding balances; quarterly interest payments on outstanding balances are due at the end of each quarter respectively. The availability of funds for draw down from this line of credit -related party is subject to the approval of Mr. O’Connell. As of December 31, 2019, the balance owed on the Line of Credit was $695.

5

On February 24, 2014, the company entered into a line of credit with General Pacific Partners, LLC, a California limited liability company, for an amount up to $450,000. The line of credit is a demand loan bearing interest of 10% per annum. General Pacific Partners, LLC is owned by Kevin O’Connell, the owner and managing member of DEVCAP Partners, LLC, a majority shareholder of the Company. The balance of the line of credit was $0 as of December 31, 2019 and 2018. The Company had unpaid accrued interest of $4,732 at December 31, 2019 and 2018, respectively.

Line of Credit with Gemini Southern, LLC

On December 12, 2014, the Company entered into a line of credit agreement with Gemini Southern, LLC. The Line of Credit Agreement provided that no interest would be owed on the balance of $375,000 through December 31, 2014 and that interest will accrue at 10% per annum commencing January 1, 2015 until the maturity date of December 31, 2020. The line of credit was extended until December 31, 2024 and the credit line was increased to $550,000. The Loan balance as of December 31, 2019 and 2018 was $490,000 and $225,000, respectively. On April 1st, 2018 Gemini Southern converted $525,000, the total amount owed to Gemini Southern as of that date, into 4,375,000 shares of our common stock at .12 per share.

Intellectual Property

Our Teardrop Trailer was manufactured from plans provided by an independent Partnership. We have no further relationship with the Partnership. We do not believe that there was anything proprietary in the plans. Should we seek to manufacture and assemble Teardrop trailers from other independent parties, we believe that there are many independent CNC machine shops that have the ability to manufacture and assemble Teardrop Trailers. We do not believe we have any intellectual property.

Competition

We are a small independent start-up mobile billboard advertising company that commenced mobile billboard operations in February of 2014. We face competition from other mobile billboard advertising companies specifically, and generally from all other advertising and media companies. Most, if not all, of our competitors are much larger, well established and better financed companies. In addition, there is no barrier to entry for other advertising companies should they decide to offer advertising on their own trailers or vehicles. We do not consider us to be a factor in our industry and there is no assurance that we will be successful in selling advertising services, or even if successful in obtaining paying advertisers, that we will be profitable. In addition, we also face competition in our trailer leasing business from both small and large leasing companies.

Employees

As of December 31, 2019, we have no full-time employees. Our only employees consist of executive management personnel, all of whom devote 20% or less of their time to our business affairs. We intend to hire full time employees when and if we have the financial resources to do so. Until such time as we are in a position to hire full time employees, we will hire independent contractors to perform work for us on an as needed basis. None of our employees are represented by a labor union or a collective bargaining agreement. We consider our relations with our Management employees to be good.

Real Property

We do not own any real property. We do not own any intellectual property. We occupy office facilities at 620 Newport Center Dr. Ste. 1100 Newport Beach, Ca. 92660 for which we pay no rent per month to DEVCAP Capital Partners, LLC, our majority shareholder. It is a month-to-month oral agreement.

6

THE OFFERING

Common stock offered by selling stockholders:

Common stock outstanding before the offering:

Common stock to be outstanding after the offering:

Offering Price Per Share	$.25

Use of proceeds:	We will not receive any proceeds from the sale of any common stock sold by the selling stockholders.

OTCQB Bulletin Board Symbol:	TDRP

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. We will incur all costs associated with this Post-Effective Amendment to this registration statement and prospectus.

RISK FACTORS

An investment in these securities involves a high degree of risk and is speculative in nature. In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase Shares. Following are what we believe are material risks related to the Company and an investment in the Company. Investors are urged to perform their own due diligence, with the help of their investment, accounting, legal and/or other professionals and to make an independent decision regarding an investment in the Shares.

Risk Factors Related to the JOBS Act

We are an ‘Emerging Growth Company” and we intend to take advantage of reduced disclosure and governance requirements applicable to Emerging Growth Companies, which could result in our stock being less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company, which in certain circumstances could be for up to five years.

7

The Company’s election to take advantage of the jobs act’s extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to take advantage of the extended transition period for any new or revised accounting standards that may be issued by the Public Company Accounting Oversight Board ("PCAOB") or the Securities & Exchange Commission (“SEC”). The Company has elected take advantage of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard on the private company timeframe. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The Jobs Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and reduce the amount of information provided in reports filed with the

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•	be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting.

•	be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute" provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer;

•	be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

•	be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements

The Company currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”.

As long as the Company qualifies as an Emerging Growth Company, the Company’s independent registered public accounting firm will not be required to attest to the effectiveness of the company’s internal control over financial reporting.

Because the Company has elected to take advantage of the extended time periods for compliance with new or revised accounting standards provided for under Section 102(b) of the JOBS Act, among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

8

Risks Associated with our Business

Our independent auditors have issued an audit opinion for us which includes a statement describing our going concern status. Our financial status creates a doubt whether we will continue as a going concern.

As described in Note 3 of our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company. This means there is substantial doubt we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business. As such, we may have to cease operations and investors could lose part or all of their investment in the Company.

We lack an operating history and have losses which we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated in June of 2013 and commenced operations in February of 2014. We have not fully developed our proposed business operations and have realized only $46,010 in revenue since our inception. We have little operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception through December 31, 2019 was $2,044,055. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•	Our ability to develop a business plan that is attractive to advertising clients.

•	Our ability to successfully implement our business plan

•	The acceptance in the marketplace of our trailers as a viable advertising medium

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating sufficient revenues to cover expenses. We cannot guarantee that we will be successful in continuing to generate revenues in the future. In the event the Company is unable to generate sufficient revenues to cover expenses, it may be required to seek additional funding. Such funding may not be available or may not be available on terms which are beneficial and/or acceptable to the Company. In the event the Company cannot generate revenues and/or secure additional financing; the Company may be forced to cease operations and investors will likely lose some or all of their investment in the Company.

Most of our competitors have significantly greater financial and marketing resources than do we.

There exist in our industry many competitors that have significantly greater financial and marketing resources than do we. There are no assurances that our efforts to compete in the marketplace will be successful. There can be no assurance that we will be able to become profitable.

There are legal restrictions on the use of mobile billboards in our intended marketing geographic area.

Several States, including California, have laws that enable cities and local municipalities to prohibit or limit the use of mobile billboards within their geographical borders. Cities in California, including Los Angeles and several surrounding cities have enacted Ordinances which substantially limit the use of mobile billboards. In addition, several other large municipalities in other States have enacted similar legislation. There have been several legal challenges to the legislation based upon freedom of commercial speech. However, the Laws have been upheld to date by the United States 9th Circuit Court of Appeals, based upon a governing body's right to restrict a mode of advertising that may obstruct traffic and parking, may endanger pedestrians, and may constitute blight. These Laws and Ordinances will have the effect of limiting our ability to successfully market our services to potential clients and our business will therefore be adversely affected.

9

There can be no assurance that we will be successful in obtaining clients in our intended initial geographical marketing area, Southern California, or that there will not be further legal limitations established on the use of mobile billboard advertising.

Our existing principal stockholders exercise control of our Company.

DEVCAP is the beneficial owner of approximately 70% of our issued and outstanding common stock. Kevin P. O’Connell is the majority owner and Managing Member of DEVCAP Partners, LLC.

DEVCAP has established a line of credit of $450,000 (the “Line of Credit”). The receipt of funds from this Line of Credit is subject to the approval of DEVCAP. As of December 31, 2019, we had a balance of $135,365 on the Line of Credit. The terms of the Line of Credit contain annualized interest of 10%, quarterly interest payments paid by the Company on outstanding balances and allows a maximum quarterly draw down on the line of $75,000 per quarter.

Kevin P. O'Connell, the Managing Member of DEVCAP, may have a conflict of interest should we determine to draw upon the Line of Credit. Kevin P. O'Connell will have to determine, whether it is in the best interest of DEVCAP to approve or decline the "loan” or as our control shareholder, if it is in our best interest to approve the loan.

We do not have any additional source of funding for our business plans and may be unable to find any such funding if and when needed, resulting in the failure of our business.

Other than the Lines of Credit, no other source of capital has been identified or sought. If we are not able to draw funds from our Lines of Credit, or we do not find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders.

If we are not successful in raising sufficient capital, we will be faced with several options:

1. abandon our business plans, cease operations and go out of business;

2. continue to seek alternative and acceptable sources of capital; or

3. bring in additional capital that may result in a change of control.

In the event any of the above circumstances occur, investors in our shares could lose a substantial part or all of their investment.

We possess minimal capital, which may severely restrict our ability to develop our services. If we are unable to raise additional capital, our business will fail.

We possess minimal capital and must limit the amount of marketing we can perform with respect to our services. We feel we require a minimum of $350,000 to provide sufficient capital to commence with operations and development of the business plan. Our business plan contemplates the development of a website and associated software to allow clients to track objects of interest in real time. Our limited marketing activities may not attract enough clients to generate sufficient revenue to operate profitably, expand our services, implement our business plan or continue operating our business. Our limited marketing capabilities may have a negative effect on our business and may cause us to limit or cease our business operations which could result in investors losing some or all of their investment in the Company.

10

Because our CEO Cody Ware has other outside business activities and will have limited time to spend on our business, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

Because our officers and director have other outside business activities and will only be devoting approximately 10-20% of their time to our operations, our operations may be sporadic and occur at times which are inconvenient to Mr. Ware. Mr. Ware will devote 10% to 20% of his time per week to the business of the Company. In the event they are unable to fulfill any aspect of their duties to the Company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

We are dependent upon our current officers.

We currently are managed by two officers and we are entirely dependent upon them in order to conduct our operations. If they should resign or die, there will be no one to operate the Company. If our current officers are no longer able to serve as such and we are unable to find other persons to replace them, it will have a negative effect on our ability to continue active business operations and could result in investors losing some or all of their investment in the Company.

We depend upon independent contractors to manufacture our Teardrop Trailers.

We do not own or operate a manufacturing or assembly facility to build Teardrop Trailers. We are dependent upon independent Computer Numerical Control (“CNC”) contractors to manufacture and assemble Teardrop Trailers. While we believe that there are numerous CNC contractors that are capable of manufacturing our Teardrop Trailers to our specifications, there can be no assurance that we will be able to obtain Teardrop Trailers at the time and the price we may require. To the extent that we are unable to have Teardrop Trailers delivered to us at the time and price that we specify, our business will be adversely affected.

Having one director limits our ability to establish effective independent corporate governance procedures and increases the control of our president over operations and business decisions.

We have only one director currently, who is our Chief Executive Officer. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives him significant control over all corporate issues, including all major decisions on operations and corporate matters such as approving business combinations.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

The limited public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. Securities Laws.

Our management has limited public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Our management has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements including establishing and maintaining internal controls over financials reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment.

11

Risks Associated with Ownership of our Shares

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

From October 2015 through December of 2017 our common shares were listed on the Over the Counter Bulletin Board in the United States under the symbol “TRDP”, In December of 2017, we were notified by FINRA that due to lack of trading, our common shares would no longer be listed for trading on the OTCQB. Accordingly, there are currently no recent bid or ask quotes for our common shares available because no market makers share data or quote our common shares and there is no quoting system available to record and settle trades. Our common shares may now be traded on the “Grey Market” or on the “Grey Sheets”, where trading is moderated by a broker and done between consenting individuals at a price they agree on. The only documentation that can be publicly found regarding the trades is when the last trade took place. The failure to develop or maintain a liquid trading market negatively affects our common share's value and makes it difficult or impossible for you to sell your shares. Even if a liquid market for common shares does develop, the market price may be highly volatile. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common shares.

If a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially adversely affect the market price of our common stock.

Our shares are defined as “penny stock”, and the rules imposed on the trading of our shares may affect a shareholder’s ability to resell any of their shares, if at all.

Our shares are defined as a “penny stock” under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

We Are Unlikely to Pay Dividends

To date, we have not paid, nor do we intend to pay in the foreseeable future, dividends on our common stock, even if we become profitable. Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders. Prospective investors will likely need to rely on an increase in the price of Company stock to profit from his or her investment. There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase.  If prospective investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Since we are not in a financial position to pay dividends on our common stock, and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price. The potential or likelihood of an increase in share price is questionable at best.

12

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading or identifying an available exemption for secondary trading in our securities in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

DESCRIPTION OF PROPERTIES

We occupy office facilities at 620 Newport Center Dr. Ste. 1100 Newport Beach, Ca. 92660 for which we pay no rent per month to DEVCAP Partners, LLC, our majority shareholder. It is a month-to-month oral agreement.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings. We are not aware of any pending or threatened litigation against us that we expect will have a material adverse effect on our business, financial condition, liquidity, or operating results. However, legal claims are inherently uncertain, and we cannot assure you that we will not be adversely affected in the future by legal proceedings.

DILUTION

The common stock to be sold by the selling security holders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution of equity interests to our existing stockholders.

MARKET FOR COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

From October 2015 through December of 2017 our common shares were listed on the Over the Counter Bulletin Board in the United States under the symbol "TRDP". In December of 2017, we were notified by FINRA that due to lack of trading, our common shares would no longer be listed for trading on the OTCQB. Accordingly, there are currently no recent bid or ask quotes for our common shares available because no market makers share data or quote our common shares and there is no quoting system available to record and settle trades. Our common shares may now be traded on the “Grey Market” or on the “Grey Sheets”, where trading is moderated by a broker and done between consenting individuals at a price they agree on. The only documentation that can be publicly found regarding the trades is when the last trade took place. The failure to develop or maintain a liquid trading market negatively affects our common share's value and makes it difficult or impossible for you to sell your shares. Even if a liquid market for common shares does develop, the market price may be highly volatile. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common shares.

13

No trades of our common stock occurred through the facilities of the OTCQB. The following table sets forth the range of the high and low bid prices per share of our common stock for each quarter (or portion thereof) as reported on the OTCBB or OTCQB, as applicable, beginning on February 8, 2013. These quotations represent interdealer prices, without retail markup, markdown or commission, and may not represent actual transactions. There currently is no liquid trading market for our common stock.

There can be no assurance that a significant active trading market in our common stock will develop, or if such a market develops, that it will be sustained.

	High	Low

October 1, 2015 –December 31, 2015	$0.25	$0.25
January 1,2016 – March 31, 2016	0.25	0.25
April 1, 2016 – June 31, 2016	0.25	0.25
July 1, 2016 – September 30, 2016	0.25	0.25
October 1, 2016 – December 31, 2016	0.25	0.25
January 1, 2016 –March 31, 2017	0.25	0.25
April 1, 2017 – June 30, 2017	0.25	0.25
August 1, 2017 – September 30, 2017
October 1, 2017 – December 31, 2017*	0.25	0.25

_______________

* Represents quoted prices but not actual trades.

 ** In December of 2017, our shares were de-listed from the OTCQB and are now on the “Grey Market”.

As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to apply to have our common stock re-listed for trading on the OTCQB although we cannot be certain that our application will be approved.

Recent Sales of Unregistered Securities.

On March 1st ,2018, the company issued 140,000 shares of common stock of our company to A.B. O’Connell for the purchase of a 2013 Ford F150 tow vehicle. The basis for the shares was .20 per share valuing the vehicle at $28,000.

On April 1st, 2018, the company issued 4,375,000 shares of common stock of our company, valued at $.12 per share to Gemini Southern, LLC for the payoff of a line of credit totaling $525,000 USD.

On August 1st, 2019, the Company issued 15,000 shares of common stock of our company to Lawrence Krogh, our director and former CEO.

Re-Purchase of Equity Securities.

No equity securities were repurchased during the twelve months ended December 31, 2019 or 2018.

Dividends.

No dividends have been declared or paid during the twelve months ended December 31, 2019 or 2018.

Equity Compensation Plan Information.

We do not have an Equity Compensation Plan.

14

MANAGEMENT’S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION

The following discussion and analysis of our results of operations and financial condition for the fiscal years ended December 31, 2019 and 2018 and for the six months ended June 30, 2020 and 2019 should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this annual report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors”, “Cautionary Notice Regarding Forward-Looking Statements” and “Description of Business” sections and elsewhere in this annual report. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” “predict,” and similar expressions to identify forward-looking statements. Although we believe the expectations expressed in these forward-looking statements are based on reasonable assumptions within the bound of our knowledge of our business, our actual results could differ materially from those discussed in these statements. Factors that could contribute to such differences include, but are not limited to, those discussed in the “Risk Factors” section of this report. We undertake no obligation to update publicly any forward-looking statements for any reason even if new information becomes available or other events occur in the future.

In addition to historical information, this Annual Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, risks and uncertainties, including the risk factors set forth in Item 1A. above and the risk factors set forth in this Annual Report. Generally, the words “anticipate”, “expect”, “intend”, “believe” and similar expressions identify forward-looking statements. The forward-looking statements made in this Annual Report are made as of the filing date of this Annual Report with the SEC, and future events or circumstances could cause results that differ significantly from the forward-looking statements included here. Accordingly, we caution readers not to place undue reliance on these statements. We expressly disclaim any obligation to update or alter our forward-looking statements, whether, as a result of new information, future events or otherwise after the date of this document.

Plan of Operation

Overview

On June 3, 2013, Teardroppers, Inc. (the “Company”, “we”, “us”, or “our”), was incorporated under the laws of the state of Nevada.

We are currently engaged in the business of mobile billboard advertising by offering to provide billboard advertising space on custom designed “Teardrop Trailers” and on car hauling trailers. Teardrop Trailers are usually designed for short-period accommodations for vacationers and travelers. Car hauling trailers are “box” like and have more space for advertising displays. Our trailers are light weight so that they can be towed behind small economy sized vehicles and pickup trucks. Beginning in 2015, we introduced classic car tow options with enclosed car hauler trailers as rental options.

In 2017, we acquired a 2006 Ultra Comp car hauler trailer from Gemini Southern, LLC, a related party, and subsequently leased the trailer over a term of four years to Rick Ware Racing, a company associated with our Chief Executive Officer. The terms of the lease are the fair market value of leases for such equipment.

Trends & Outlook

Revenue – Our revenue is derived primarily from renting our trailers with specific advertising and branding messaging lettered to each trailer that can be used in display settings as well as leasing our hauler trailer acquired in April of 2017. Additionally, we may receive additional revenue from customers requiring custom advertising applications to the trailers they rent from our Company.

15

Long-term, we cannot predict the growth or decline of our revenues. If certain changes in the local or national economies of our customers declines our potential revenue would likely decrease. Such a decline in advertising spends available to potential customers in our market would have a negative effect on our business.

Operating Expenses

Our Operating expenses are currently attributed to the regular operations of the Company. These costs can vary depending on commodities such as fuel, the distance traveled, costs of advertising or changes in technical and engineering consulting fees.

Significant Accounting Policies

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Note 1 of the Notes to Financial Statements describes the significant accounting policies used in the preparation of the financial statements. Certain of these significant accounting policies are considered to be critical accounting policies, as defined below.

A critical accounting policy is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations. Specifically, critical accounting estimates have the following attributes: 1) we are required to make assumptions about matters that are highly uncertain at the time of the estimate; and 2) different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Estimates and assumptions about future events and their effects cannot be determined with certainty. We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained and as our operating environment changes. These changes have historically been minor and have been included in the financial statements as soon as they became known.

Based on a critical assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, management believes that our financial statements are fairly stated in accordance with accounting principles generally accepted in the United States and present a meaningful presentation of our financial condition and results of operations. We believe the following critical accounting policies reflect our more significant estimates and assumptions used in the preparation of our financial statements:

Use of Estimates

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States and, accordingly, require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Cash and Equivalents - We maintain our cash in bank deposit accounts, which at times, may exceed federally insured limits. We have not experienced any losses in such account.

16

Intangible and Long-Lived Assets - We follow ASC 360, "Accounting for Impairment or Disposal of Long-Lived Assets," which established a "primary asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. No impairment losses were recognized during the years ended December 31, 2019 and 2018.

Stock Based Compensation - We recognize expenses for stock-based compensation arrangements in accordance with provisions of Accounting Standards Codification 714. Accordingly, compensation cost is recognized for the excess of the estimated fair value of the stock at the grant date over the exercise price, if any. For equity instruments issued to non-employees, the estimated fair value of the equity instrument is recorded on the earlier of the performance commitment date or the date the services required are completed.

Revenue recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement that the services have been rendered to the customer, the sales price is fixed or determinable, and collectability is reasonably assured. Subscription revenues shall be recognized over the period benefited. Deferred revenues shall be recorded when cash has been collected, however the related service has not yet been provided.

On January 1, 2018, the Company adopted the provisions of ASC 606 Revenue from Contracts with Customers, and related Accounting Standards Updates. This new revenue recognition standard has a five step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; and e) Recognize revenue when (or as) performance obligations are satisfied. The impact of the Company’s initial application of ASC 606 did not have a material impact on its financial statements and disclosures.

Income taxes

The Company uses the liability method of accounting for Income Taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance can be provided for a net deferred tax asset, due to uncertainty of realization.

Net loss per common share

Net loss per common share is computed pursuant to ASC No. 260 "Earnings per Share." Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive debt or equity instruments issued or outstanding during the twelve months ended December 31, 2019 and 2018.

17

Recently Issued Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe that the future adoption of any such pronouncements may be expected to cause a material impact on our financial condition or the results of our operations.

Year Ended December 31, 2019 as compared to the Year Ended December 31, 2018

Revenues

Revenues for the year ended December 31, 2019 were $53,100 compared to $40,000 for the year ended December 31, 2018. The Company incurred no cost of revenue for 2019 and 2018. Revenue for 2019 was not advertising related and primarily derived to leasing income received by the Company.

Operating Expenses

Operating expenses for the year ended December 31, 2019 were $405,234 as compared to $383,056 for the year ended December 31, 2018. Expenses in 2019 compared to 2018 included $63,072 compared to $84,300 in consulting to unrelated party, $123,000 compared to $128,000 in consulting to related party, $176,412 compared to $131,312 in general and administrative, and $42,750 compared to $39,444 in professional fees. The increase in expenses in 2019 is attributable to an increase in general and administrative expenses.

Interest Expense

Interest expense for the twelve months ended December 31, 2019 was $49,831 and $36,154 in the twelve months ended December 31, 2018. The increase in interest expense in 2019 is directly related to an increase in the indebtedness of the Company.

Net Loss

The net loss for the twelve months ended December 31, 2019 was $401,965 as compared to a loss of $379,210 for the twelve months ended December 31, 2018 due to the factors discussed above. The net loss increased in 2019 due to a increase in administrative fees accrued to unrelated parties.

Six Months Ended June 30, 2020 Compared to Six Months Ended June 30, 2019

Revenues

The Company had $32,550 in revenue during the six months ended June 30, 2020 compared to $26,550 in revenue during the six months ended June 30, 2019. This increase is the result of consulting fees from related party.

Operating Expenses

For the six months ended June 30, 2020 operating expenses were $260,484 compared to $202,768 for the same period in 2019 for an increase of $57,716. The increase was primarily a result of the increase in general and administrative fees to $119,631 from $51,286, and an increase in professional fees to $49,913 from $29,525 for the same period in 2019.

18

Interest and Financing Costs

Interest expense was $30,898 for the six months ended June 30, 2020 compared to $21,296 for the six months ended June 30, 2019. The increase was nominal over the period.

Net Loss

The Company incurred losses of $258,832 for the six months ended June 30, 2020 compared to $197,514 during the six months ended June 30, 2019 due to the factors discussed herein above.

Operating activities

During the six months ended June 30, 2020, we had ($121,703) used for operating activities compared to ($141,349) during the six months ended June 30, 2019, an increase in cash outflows of $19,646. The increase in operating activities was due to an increase to consulting fees to related parties.

Investing activities

We neither generated nor used cash flow in investing activities during the six months ended June 30, 2020 and June 30,2019.

Financing activities

During the six months ended June 30, 2020, we generated $131,090 from financing activities compared to $129,848 for the same period ended June 30, 2019. The increase was primarily due to proceeds received from a related party line of credit.

The Company had $59,422 in cash at June 30, 2020 with availability on our related party lines of credit with FinTekk AP, LLC and General Pacific Partners of $773,605. At June 30, 2020 we had a working capital deficit of $1,600,434.

Liquidity & Capital Resources

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. As at June 30, 2019 the Company had total assets of $358,658, comprising primarily of $59,422 in cash, $131,246 in property and equipment and current liabilities of $1,699,574 and a working capital deficit of $1,340,916. The Company has incurred losses since Inception to June 30, 2020 of $2,302,887 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. There is no assurance that these events will be satisfactorily completed.

The Company may raise additional capital through the sale of its equity securities, through an offering of debt securities, or through borrowings from financial institutions. By doing so, the Company hopes to generate profits. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern.

19

Cash Flows for the Year Ended December 31, 2019 Compared to the Year Ended December 31, 2018

Operating Activities

During the year ended December 31, 2019, we used $199,992 in cash in operating activities, compared to $197,557 during the year ended December 31, 2018. The increase in cash used during 2019 was primarily due to an increase in the amount of cash used to pay for expenses incurred by the company. During the same period in 2018, expenses were incurred by the Company but not paid with cash.

Investing Activities

During the year ended December 31, 2019 we used $190,000 from investing activities related to the acquisition of equipment, compared to $0 during the year ended December 31, 2018.

Financing Activities

During the year ended December 31, 2019, net cash provided by financing activities were $368,169 from a related party lender compared to $229,388 during the year ended December 31, 2018.

Stockholder Matters

Total stockholders’ deficit was $1,428,409 on June 30 ,2020 and was $1,169,577 on December 31, 2019.

Management expects to raise $400,000 in capital through the issuance of debt and equity in 2020 and believes it will be able to raise sufficient capital over the next twelve months to finance operations. However, there can be no assurances that the Company will be successful in this regard or will be able to eliminate its operating losses. The accompanying financial statements do not contain any adjustments which may be required as a result of this uncertainty.

Management estimates that the cost of operating our business for the next 12 months will require additional capital of $350,000 or approximately $30,000 per month, consisting of: $10,000 for officers’ salaries, $5,000 for executive marketing assistants, $1,500 for office space, $1,500 for telecom and communications, $9,500 for marketing efforts, $2,000 for legal and accounting costs.

The Company intends to hold discussions with existing shareholders, new prospective shareholders and various lenders in pursuing the capital we need for the upcoming twelve months of operations. Additionally, the Company may elect to draw down additional proceeds from its line of credit with DEVCAP. There can be no assurance that we will be able to raise any additional equity or debt capital.

Mr. O'Connell is also the managing member and majority membership interest holder of General Pacific Partners, LLC a limited liability company (“GPP”). In February of 2014, the Company established a $450,000 unsecured line of credit with GPP (the “Line of Credit”). The terms of the Line of Credit provide for interest at 10% per annum on all outstanding balances. The availability of funds for draw down from this line of credit is subject to the approval of Mr. O’Connell. As of December 31, 2019, we have $0 balance on the GPP line of credit.

Mr. O'Connell is the managing member and the majority membership interest holder of DEVCAP Partners, LLC, a limited liability company (“DEVCAP”). In February of 2014, the Company established a $450,000 unsecured line of credit with DEVCAP (the “Line of Credit. The Company’s liability to DEVCAP has been assigned to FinTekk. Mr. O’Connell owns a majority interest in FinTekk AP, LLC. FinTekk AP, LLC and FinTekk owns approximately seventy-eight (70%) of the outstanding shares of common stock of the Company. The terms of the Line of Credit provide for interest at 10% per annum on all outstanding balances. The availability of funds for draw down from this line of credit is subject to the approval of Mr. O’Connell. As of December 31, 2019, we owe $135,365 on the FinTekk line of credit.

20

The Company’s capital requirements consist of general working capital needs, scheduled principal and interest payments on debt when required, obligations, and capital expenditures. The Company’s capital resources consist primarily of cash generated from proceeds through the drawing down of capital from our lines of credit. At December 31, 2019, the Company had cash on hand of $50,035.

Experienced and Dedicated Personnel

We intend to maintain a highly competitive team of experienced and technically proficient employees and motivate them through a positive work environment and stock ownership. We believe that employee ownership, which may be encouraged through a stock option plan, is essential for attracting, retaining and motivating qualified personnel. While we have not yet adopted a stock option plan, we intend to do so in the near future.

Financing Needs

Including the net proceeds from a private placement stock offering, the Company may only have sufficient funds to conduct its operations through December 31, 2020. We earned revenue of $40,000 in 2018, and $53,100 for the year ended December 31, 2019. It is anticipated that the Company will generate additional revenue in 2020; however, there can be no assurance that if in fact the Company does generate increased revenue in 2020, that such revenues would be sufficient to sustain or grow the operations. It is therefore anticipated that the Company will need additional capital in order to continue operations.

The Company presently does not have any available outside credit, bank financing or other external sources of liquidity, other than the net proceeds we receive from our related party lines of credit. Due to its brief history and historical operating losses, the Company's operations have not been a source of liquidity. The Company will need to obtain additional capital in order to continue operations. In order to obtain capital, the Company may need to sell additional shares of its common stock or borrow funds from private lenders. There can be no assurance that additional financing will be available in amounts or on terms acceptable to the Company, if at all.

The Company cannot guarantee that it will be able to obtain additional capital. The Company will seek capital from the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. The recent downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if the Company is able to raise the funds required, it is possible that it could incur unexpected costs and expenses or experience unexpected cash requirements. Further, if the Company issues additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of the Company's common stock. If additional financing is not available or is not available on acceptable terms, the Company will have to curtail or may even cease its operations.

Recent Financings

As of December 31, 2019, we had a balance owing of $135,365 to one related party; FinTekk AP, LLC and $490,000 to a related party lender, Gemini Southern, LLC, pursuant to unsecured Line of Credit Agreements and a loan payable. The Line of Credit Agreements and loan payable provide for interest at the rate of 10% per annum.

On November 18, 2019, the company acquired from a related party Rick Ware Racing a 2007 Featherlite spread axle trailer and a 2008 Freightliner truck both used primarily in NASCAR related operations. The truck and the hauler can be used for promotional / advertising services. The purchase price of the Truck & Hauler was $190,000. The Company paid for the Truck & Hauler with cash. Subsequently the Company accessed $190,000 from its line of credit with Geminin Southern, LLC, a related party (the “Hauler Note”). .

In February 1, 2020 we leased the truck & trailer for a term of four (4) years back to Rick Ware Racing, LLC for 5,003 per month. The lessee is a related party to our CEO and the lease was executed at fair market terms.

21

CONTROLS AND PROCEDURES

Evaluation of disclosure controls and procedures

Based upon an evaluation of the effectiveness of our disclosure controls and procedures performed by our Chief Executive Officer as of the end of the period covered by this report, our Chief Executive Officer concluded that our disclosure controls and procedures have not been effective as a result of a weakness in the design of internal control over financial reporting identified below.

As used herein, “disclosure controls and procedures” mean controls and other procedures of our company that are designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Securities Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Securities Exchange Act is accumulated and communicated to our management, including our principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

Management’s Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rule 13a-15(f). The Company’s internal control over financial reporting is a process designed to provide reasonable assurance to our management and board of directors regarding the reliability of financial reporting and the preparation of the financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America.

Our internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

We are a Smaller Reporting Company with limited revenues, with a relatively small number of bookkeeping entries.

Our Chief Executive Officer, who is also our Chief Financial Officer has, as of the end of the period covered by this report, carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Rule 13a-15(b) of the Exchange Act. Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of the end of the period covered by this annual report, our disclosure controls and procedures were not effective at the reasonable assurance level discussed above, due to (i) there is no Audit Committee; and (ii) there is no internal accounting expertise in the Company;

This annual report does not include an attestation report of our registered independent public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered independent public accounting firm.

Changes in Internal Control Over Financial Reporting

No changes in our internal control over financial reporting occurred during the year ended December 31, 2019 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have not had any disagreements with our accountants.

22

MANAGEMENT

Name	Age	Position
Larry Krogh*	55	Director
Cody Ware	24	President & CEO

Larry Krogh – On April 6, 2018, the Company elected Larry Krogh as its sole director, Chief Executive Officer and Chief Financial Officer. Mr. Krogh resigned his positions as CEO and CFO on September 25th, 2018. From 2002 through the present, Mr. Krogh has been the CEO and founding Broker of GP Property Management Inc., a real estate brokerage sales & marketing company that works with hedge funds and assists real estate principals in long term investments and speculation.

In 2000, Mr. Krogh was CEO of Assist You Sell.  He ran startups leading to the expansion of various franchises. In 1999, Mr. Krogh was the CFO of Lightpoint. He was responsible for capital formation, managed sales accounts, and assisted in acquiring contracts with outside companies. Mr. Krogh collaborated with Affinity Lifestyles in 1998 where he managed various key accounts, managed employees and led business development efforts to bring new companies and related value to Affinity. In 1997, Mr. Krogh was CFO of ARC Equities and ran various mergers and acquisition activities for the company. Finally, from 1995 through 1996, Mr. Krogh was an agent with New York Life.

Cody Ware – On September 25, 2018 – Cody Ware was appointed as the Chief Executive Officer and Chief Financial Officer of the Company. From 2012 to the date of this 10-K Report, Mr. Ware has been involved in professional motorsports both as a driver and as a businessman. He has worked a with professional racing teams across all of the top levels in NASCAR stock car and IMSA sports car series. Mr. Ware has secured various levels of sponsorship with multiple national companies such as Racetrac gas stations and Bubba Burger. Mr. Ware has been able to tie in professional athletes from all over the country to help bring NASCAR into the mainstream light as well as showcase business to business relationships. Mr. Ware completed courses at La Sierra University in Riverside, California.

EXECUTIVE COMPENSATION

Our Chief Executive Officer, Cody Ware, receives $1,500 per month pursuant to an oral understanding. Our former CEO, and director, in 2018, received 15,000 shares of common stock of the Company valued at $1.00 per share

The Company does not intend to pay employee directors a separate fee for their services.

There are no written employment agreements with management. Management compensation will be determined by the board of directors based upon revenues and profits, if any, of the Company.

The officers and directors have the responsibility to determine the timing of remuneration for key personnel.

The Company does not intend to pay directors a separate fee for their services.

To date, the Company has paid minimal compensation to its officers in the form of stock and cash payments due to the fact that the Company is not yet cash flow positive. However, since September 2014, the Company had paid Ray Gerrity, our former CEO, $2,500 per quarter and from October 2014 through April of 2018.

23

The following table summarized our executive compensation for the years ended December 31, 2019, 2018 and 2017.

				Stock	Compensation	All Other	Annual Compensation
Name/Position	Year	Salary	Bonus	Options	Plans	Compensation	Total

Ray Gerrity, President	2017	$10,000	$–	$–	$–	$100	$10,100
Former Chief Executive	2018	$1,500	$–	$–	$–	$–	$1,500
Officer (1)	2019	$0	$–	$–	$–	$–	$1,500

Robert Wilson (2)	2017
Former Chief Financial	2018	$10,000	$–	$–	$–	$–	$10,000
Officer	2019	$0	$–	$–	$–	$–	$–

Larry Krogh (3)	2018	$–	$–	$–	$–	$15,000	$15,000
Former Chief Executive	2019	$0	$–	$–	$–	$–	$–
Officer

Cody Ware (4)	2018	$4,500	$–	$–	$–	$–	$4,500
Chief Executive Officer	2019	$18,000	$–	$–	$–	$–	$18,000

(1) Mr. Gerrity was issued 100,000 founders' shares of common stock and purchased 25,000 shares of common stock at $.02 per share. The 100,000 founder shares were valued at par $0.001 which resulted in an expense of $100.

(2) Mr. Wilson was issued 25,000 founder' shares. The 25,000 founder shares were valued at par $0.001 which resulted in an expense of $25.

(3) Mr. Krogh served as our Chief Executive Officer from April 5, 2018 through September 25, 2018. He received 15,000 shares of common stock in August of 2018.

(4) Mr. Ware was appointed Chief Executive Officer on September 25, 2018. He is paid $1,500 per month pursuant to an oral understanding with the Company.

 There are no written employment agreements with management. Management compensation will be determined by the board of directors based upon revenues and profits, if any, of the Company.

Director Independence

Our board of directors is currently composed of one member, who does not qualify as independent directors in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed, and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

24

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of the issued and outstanding shares of our common stock as of December 31, 2019 by the following persons:

Name	No. of Shares owned	Percentage of Shares Outstanding
FinTekk AP, LLC (1)	32,340,000	70.0%
Steven Verska (2)	2,150,000	4.7%
GB Investments, Inc. (3)	3,250,000	7.1%
Cassin Farlow, LLC (4)(5)	1,900,000	4.1%
Gemini Southern, LLC	4,375,000	9.5%

Directors and Officers as a Group		.04%

(1)	Kevin O'Connell has full investment authority for shares of FinTekk Partners, LLC. On February 26, 2019, DEVCAP Partners, LLC transferred all of its shares in the Company to FinTekk AP, LLC.

(2)	Includes 75,000 shares owned by Shark Diver Consulting, Inc. Mr. Verska has investment authority for the shares owned by Shark Diver Consulting, Inc.

(3)	Steve Urvan has full investment authority for shares of GB Investments, Inc. & Gemini Southern

(4)	Estate of Augustus B. O'Connell has full investment authority for shares of Cassin Farlow, LLC

(5)	Includes 125,000 shares owned by Augustus B. O'Connell

Long Term Incentive Awards

Option Grants in Last Fiscal Year

We have not awarded any options to our executive officers under any incentive plans.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

There have been no option exercises.

Employment Contract and Termination of Employment Agreements

We have no employment agreements with any officers or employees.

25

Limitations on liability and indemnification of officers and directors

Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by Nevada Revised Statutes. Our certificate of incorporation also provides that we must indemnify our directors and officers to the fullest extent permitted by Nevada law and advance expenses to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Nevada law, subject to certain exceptions. We are in the process of obtaining directors’ and officers’ insurance for our directors, officers and some employees for specified liabilities.

The limitation of liability and indemnification provisions in our certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. They may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though an action of this kind, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. However, we believe that these indemnification provisions are necessary to attract and retain qualified directors and officers.

SEC Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Long Term Incentive Plans

There are no long-term incentive plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, and DIRECTOR INDEPENDENCE

Kevin P. O’Connell is the majority membership holder of DEVCAP Partners, LLC. DEVCAP Partners, LLC has established a Line of Credit with the Company of $450,000. The Company’s liability to DEVCAP has been assigned to FinTekk. Mr. O’Connell owns a majority interest in FinTekk AP, LLC. FinTekk AP, LLC and Fintekk owns approximately seventy-eight (70%) of the outstanding shares of common stock of the Company. The receipt of funds from this line of credit is subject to the approval of DEVCAP Partners, LLC. As of June 30 ,2019, we had a balance owing of $163,625 from the Line of Credit. The terms of the Line of Credit contain annualized interest of 10%, with quarterly interest payments paid by the Company on outstanding balances. Mr. O’Connell may have a conflict of interest should we determine to draw upon the line of credit. He will have to determine, whether it is in the best interest of DEVCAP Partners, LLC to approve or decline the "loan" or, as our control shareholder, if it is in our best interest to approve the loan. We had accrued interest owing of $17,682 on June 30, 2020. On July 5, 2017, $142,000 of the balance due was converted into 2,840,000 shares of stock valued at $.05 per share.

In addition, we have a line of credit established with General Pacific Partners, LLC (GPP). Kevin P. O’Connell is the majority membership holder of GPP. This line of credit with the Company is $450,000. The receipt of funds from this line of credit is subject to the approval of GPP. As of December 31, 2019, we had no balance owing ($0) to the Line of Credit. The terms of the Line of Credit contain annualized interest of 10%, with quarterly interest payments paid by the Company on outstanding balances. Mr. O’Connell may have a conflict of interest should we determine to draw upon the line of credit. He will have to determine, whether it is in the best interest of GPP to approve or decline the "loan" or, as our control shareholder, if it is in our best interest to approve the loan. We had accrued interest owing of $4,732 on December 31, 2019. On July 5, 2017, the entire balance of $25,000 was converted into 500,000 shares of stock valued at $.05 per share.

On January 1, 2014, the Company executed a three-year consulting agreement with DEVCAP Partners, LLC whereby the Company agreed to pay $7,500 a month for consulting services to be provided to the Company such as marketing, business development, accounting, finance, corporate structure and tax planning. On January 1st, 2018 the agreement with DEVCAP Partners, LLC was extended through December 31, 2019.

26

In February of 2018, we sold our 1971 Chevrolet Corvette LS5 T-top car to a related party DEVCAP Partners, LLC in return of 160,000 shares of the common stock of the company. The shares were sent to our transfer agent and cancelled.

On March 1st, 2018 the Company acquired a 2013 Ford F-150 from a related party to be used as a tow / promotional vehicle. The purchase price was $28,000 USD. On the same date as the executed bill of sale, the related party seller elected to convert the cash proceeds into common stock in our company at .20 per share for a total of 140,000 shares.

In November 18, 2019, the Company acquired from a related party Rick Ware Racing, a 2007 Featherlite spread axle trailer and a 2008 Freightliner truck both used primarily in NASCAR related operations. The truck and the hauler can be used for promotional / advertising services. The purchase price of the Truck & Hauler was $190,000. The Company paid for the Truck & Hauler with cash. Subsequently the Company accessed $190,000 from its line of credit with Geminin Southern, LLC, a related party. On February 5, 2020. the truck and trailer were leased back to Rick Ware Racing, LLC for $5,003 per month for 48 months.

On March 1, 2018, we leased the Hauler to Rick Ware Racing, LLC. The term of the Lease is for 4 years, payable at $3,670 per month.

Cody Ware is the son of Rick Ware. We have entered into a trailer lease agreement with Rick Ware through February 1st, 2022. The lease terms are as described herein above.

Conflicts of Interest

Each officer and director is, so long as she or he is an officer or director, subject to the restriction that all opportunities contemplated by our plan of operation that come to his attention, either in the performance of his duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that he is affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies to which the officer or director is affiliated each desire to take advantage of an opportunity, then the applicable officer or director would abstain from negotiating and voting upon the opportunity. However, the officer or director may still take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy in connection with these types of transactions.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock, par value $0.001. As of the date of this prospectus, there were 45,920,000 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. Upon the liquidation, dissolution, or winding up of our Company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights.

Our Articles of Incorporation do not provide for cumulative voting rights for the election of directors.

27

Preferred Stock

We are authorized to issue up to 20 million shares of preferred stock. We currently have no outstanding shares of preferred stock. The board of directors has the authority, without further action by our stockholders, to issue up to 10 million shares of preferred stock in one or more series and to fix the rights, preferences and privileges thereof, including dividend rates and preferences, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. Although they presently have no intention to do so, the board of directors, without stockholder approval, could issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of common stock. The issuance of preferred stock may also have the effect of delaying or preventing a change of control of us.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

•	disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules will discourage investor interest in and limit the marketability of our common stock.

28

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the Selling Stockholders. The term “Selling Stockholders” includes the persons and entities named below, and their transferees, pledges, donees, or their successors. We will file a supplement to this prospectus to name any successors to the Selling Stockholders who will use this Prospectus to resell their securities. We will not receive any proceeds from the resale of the common stock by the Selling Stockholders. Assuming the Selling Stockholders sell all the shares registered below, only three of the Selling Stockholders will continue to own any shares of our common stock.

	Total Number of shares owned prior to offering	Percentage of shares owned prior to offering	Number of Shares Offered	Percentage of shares owned after the offering assuming all of the shares are sold(2)(3)
Name of Shareholders	Issuance
George M. Motel*	25,000	0.07%	25,000	0
David Beck, LLC (1)*	75,000	0.20%	75,000	0
David Beck **	25,000	0.07%	25,000	0
GB Investments, Inc. (2)***	3,250,000	8.5%	375,000	7.6
Steven Verska (7)	2,150,000	5.8%	366,666	4.7
SharkDiver Consulting, Inc (3)**	75,000	0.20%	75,000	0
Augustus B O'Connell (4)	125,000	0.34%	125,000.08
Christopher Bensabat *	25,000	0.07%	25,000	0
Richard S. Ware *	25,000	0.07%	25,000	0
Jeffrey P. Bash*	25,000	0.07%	25,000	0
Douglas Odell*	25,000	0.07%	25,000	0
William Kohlmeyer *	25,000	0.07%	25,000	0
David Joshua Staub **	25,000	0.07%	25,000	0
Russell Neinast*	125,000	0.33%	125,000	0
Barry Yahr *	250,000	0.66%	250,000	0
Dan Pastern *	250,000	0.66%	250,000	0
Jack McNutt**	75,000	0.20%	75,000	0
Edward Rammrath**	25,000	0.07%	25,000	0
Rammrath Realty Ventures, Inc. (5)	75,000	0.20%	75,000	0
Robert J. Waltos*	50,000	0.07%	50,000	0
RJW Investments, Inc. (6) **	75,000	0.20%	75,000	0
Ronald Norwood **	75,000	0.20%	75,000	0

Total	6,925,000	0.19%	2,166,666	12.54%

* Paid a consideration of $.02 per share in cash for their shares.

** Converted indebtedness of the Company at the rate of $.02 per share.

*** Founders Shares for which $.0001 per share was paid.

(1) David Beck has full investment authority for David Beck, LLC.

(2) Susan Lokey has full investment authority for GB Investments, Inc.

(3) Steve Verska has full investment authority for Shark Diver consulting, Inc.

(4) Augustus B. O'Connell received 25,000 shares for which he paid $500 ($.02 per share) and 100,000 shares in exchange for an asset valued at the historical cost to Mr. O'Connell. The Estate of Augustus B O'Connell also has full investment authority for Cassin Farlow LLC, which owns 1,800,000 common shares of the Company.

(5) Edward Rammrath has full investment authority for Rammrath Realty Ventures, Inc.

(6) Robert J. Waltos has full investment authority for RJW Investments, Inc.

(7) Mr. Verska received 1,825,000 in founder's shares for which he paid $.001 per share and 225,000 shares for which he paid $4,500 ($.02 per share)

29

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise. Our common stock is not currently listed on any national exchange or electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system. Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at prevailing market prices or privately negotiated prices. There can be no assurance that the Company will be approved for listing on the OTC Bulletin Board. The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

(a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c) an exchange distribution in accordance with the rules of the exchange or quotation system;

(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e) privately negotiated transactions; and

(f) a combination of any aforementioned methods of sale.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

No broker dealer received any securities as underwriting compensation.

30

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction. In addition, a post-effective amendment to this Registration Statement will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

We, and the selling stockholders, will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M.

The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling stockholders, and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, a selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution it taking place. We will advise the selling stockholders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

31

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

EXPERTS

The financial statements as of December 31, 2018 and 2019 included in this prospectus have been so included in reliance on the reports (which contain explanatory paragraphs relating to the Company’s ability to continue as a going concern).

The financial statements for the year ended December 31, 2018 were audited by Haynie & Company, Salt Lake City, Utah, (“Haynie”) an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

On September 16, 2019, the Registrant dismissed Haynie from its role as the independent certifying accountant for the Company. On September 13, 2019 the Company engaged Assurance Dimensions 5489 Wiles Road Unit 303 Coconut Creek, FL 33073 (“Assurance”), as its new independent registered public accounting firm. The change of the Company’s independent registered public accounting firm from Haynie to Assurance was approved unanimously by our board of directors. Accordingly,  the financial statements for the year ended December 31, 2019 were audited by Assuarance.

The financial statements referred to above are included in this prospectus with reliance upon the auditors' opinions based on their expertise in accounting and auditing.

Bingham & Associates Law Group, APC, Encinitas, California has acted as legal counsel for us in connection with this Offering.

AVAILABLE INFORMATION

We have filed a Post Effective Amendment to the registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such Post Effective Amendment to the registration statement. This prospectus constitutes the prospectus of Teardroppers, Inc., filed as part of the Post Effective Amendment to the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

Our fiscal year ends on December 31. We plan to furnish our shareholders annual reports containing audited financial statements and other appropriate reports, where applicable. In addition, we intend to become a reporting company and file annual, quarterly and current reports, and other information with the SEC, where applicable. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549-3561. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Intern.

32

INDEX TO FINANCIAL STATEMENTS

THE TEARDROPPERS, INC.

F-1

The Teardroppers, Inc.

CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2020	2019
ASSETS	(Unaudited)

Current assets
Cash	$59,422	$50,035
Lease payments receivable – related parties	740	1,000
Lease receivable – related party (current portion)	37,978	–
Prepaid expenses	1,000	3,754
Total current assets	99,140	54,789

Property & Equipment:
Equipment	288,089	478,089
Less accumulated depreciation	(156,843)	(134,868)
Property & Equipment, net	131,246	343,221

Lease receivable – related party (net)	128,272	–

Total Assets	$358,658	$398,010

LIABILITIES & STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$286,975	$244,762
Accounts payable - related parties	328,735	327,234
Customer deposits	14,500	14,500
Contract liability – related party	16,000	16,000
Related party lease payment received in advance	10,006	–
Current portion of notes payable– related party	33,850	31,888
Current portion of lease payable - related party	3,538	3,422
Line of credit from related party	773,605	625,365
Accrued interest payable -related parties	232,365	197,695
Total current liabilities	1,699,574	1,460,866

Long term liabilities – related parties
Notes payable – less current portion	66,249	83,679
Lease payable – less current portion	21,244	23,042
	87,493	106,721

Total Liabilities	1,787,067	1,567,587

Stockholders' Deficit
Preferred stock, par value $0.001, authorized 20,000,000 shares, issued shares 0, respectively	0	0
Common stock, par value $0.001, authorized 200,000,000 shares issued 45,920,000	45,920	45,920
Additional paid in capital	828,558	828,558
Accumulated deficit	(2,302,887)	(2,044,055)
Total Stockholders' Deficit	(1,428,409)	(1,169,577)

Total Liabilities and Stockholders' Deficit	$358,658	$398,010

The accompanying notes are an integral part of the condensed unaudited financial statements.

F-2

The Teardroppers, Inc.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2020	2019	2020	2019

Revenues
Lease revenue – unrelated parties	$1,275	$1,275	$2,550	$2,550
Lease revenue – related parties	12,000	12,000	24,000	24,000
Consulting fees – related party	6,000	–	6,000	–
Total revenue	19,275	13,275	32,550	26,550

Operating expenses:
Consulting from related parties	33,000	42,000	60,000	69,000
Consulting fees - unrelated parties	9,970	26,471	30,940	52,957
General and administrative	38,341	25,117	119,631	51,286
Professional fees	11,225	27,400	49,913	29,525
	92,536	120,988	260,484	202,768

Operating loss	(73,261)	(107,713)	(227,934)	(176,218)

Other income (expense):
Interest expense - related parties	(21,451)	(10,996)	(41,663)	(21,296)
Interest income - related parties	6,354	–	10,765	–
	(15,097)	(10,996)	(30,898)	(21,296)

Net Loss Before Taxes	(88,358)	(118,709)	(258,832)	(197,514)

Income Tax Provision	–	–	–	–

Net loss	$(88,358)	$(118,709)	$(258,832)	$(197,514)

Net loss per share
(Basic and fully diluted)	$(0.00)*	$(0.00)*	$(0.00)*	$(0.00)*

Weighted average number of common shares outstanding	45,920,000	45,920,000	45,920,000	45,920,000

* denotes a loss of less than $(.01) per share.

The accompanying notes are an integral part of the condensed unaudited financial statements.

F-3

The Teardroppers, Inc.

CONDENSED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(UNAUDITED)

	Common Stock		Additional
		Amount	Paid in	Accumulated	Stockholders’
	Shares	($.001 Par)	Capital	Deficit	Deficit

Balance December 31, 2018	45,920,000	$45,920	$828,558	$(1,642,090)	$(767,612)

Net loss for the period	–	–	–	(78,805)	(78,805)

Balances March 31, 2019	45,920,000	$45,920	$828,558	$(1,720,895)	$(846,417)

Net loss for the period	–	–	–	(118,709)	(118,709)

Balance June 30, 2019	45,920,000	$45,920	$828,558	$(1,839,604)	$(965,126)

Balance December 31, 2019	45,920,000	$45,920	$828,558	$(2,044,055)	$(1,169,577)

Net loss for the period	–	–	–	(170,474)	(170,474)

Balances March 31, 2020	45,920,000	$45,920	$828,558	$(2,214,529)	$(1,340,051)

Net loss for the period	–	–	–	(88,358)	(88,358)

Balance June 30, 2020	45,920,000	$45,920	$828,558	$(2,302,887)	$(1,428,409)

The accompanying notes are an integral part of the condensed unaudited financial statements.

F-4

The Teardroppers, Inc.

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	June 30,	June 30,
	2020	2019

Cash Flows From Operating Activities:
Net loss	$(258,832)	$(197,514)

Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	31,475	28,809

Changes in Operating Assets and Liabilities
Increase (decrease) in lease receivable	260	(425)
Decrease in prepaid expenses	2,754	2,483
Decrease in lease receivable – related party	14,250	–
Increase in accounts payable - unrelated parties	42,213	37,425
Increase (Decrease) in accounts payable – related parties	1,501	(24,303)
Increase in accrued interest – related parties	34,670	12,176
Increase in advance lease payments	10,006	–

Net cash used in operating activities	(121,703)	(141,349)

Cash Flows From Investing Activities:	–	–

Cash Flows From Financing Activities:
Principal payments on notes payable – related party	(15,468)	(13,727)
Principal payments on lease payable - related party	(1,682)	(1,575)
Proceeds from line of credit related party	330,720	269,800
Repayments on line of credit related party	(182,480)	(124,650)

Net cash provided by financing activities	131,090	129,848

Net Increase (Decrease) In Cash	9,387	(11,501)

Cash At The Beginning Of The Period	50,035	71,858

Cash At The End Of The Period	$59,422	$60,357

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Assets transferred in direct financing lease	$180,500	$–

Cash paid during the period for:
Interest	$6,993	$8,821
Franchise and income tax	$–	$–

The accompanying notes are an integral part of the condensed unaudited financial statements.

F-5

TEARDROPPERS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS (Unaudited)

For the Three and Six Months Ended June 30, 2020 and 2019

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

On June 3, 2013, Teardroppers, Inc. (the “Company”), was incorporated under the laws of the state of Nevada.

We are in the business of mobile billboard advertising, providing billboard advertising space on custom designed "Teardrop Trailers" and various sizes of cargo type trailers. Teardrop Trailers, are usually designed for short-period accommodations for vacationers and travelers. Teardrop Trailers are designed to be towed behind new and vintage vehicles and pickup trucks.

In addition, we own cargo trailers with flat non rivet panel siding that can be used for hauling and transportation. These trailers range in size from 15 feet to 53 feet. We lease these trailers for transportation of goods and for advertising of their respective business or the businesses of lessee clients.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In our opinion the financial statements include all adjustments (consisting of normal recurring accruals) necessary in order to make the financial statements not misleading. Operating results for the six months ended June 30, 2020 are not necessarily indicative of the final results that may be expected for the year ended December 31, 2020. For more complete financial information, these unaudited financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2019 filed with the SEC.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Such estimates include management’s assessments of the carrying value of certain assets, useful lives of assets, and related depreciation and amortization methods applied.

Cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

F-6

Fair value of financial instruments

The Company adopted the provisions of FASB Accounting Standards Codification (“ASC”) 820 (the “Fair Value Topic”) which defines fair value, establishes a framework for measuring fair value under U.S. GAAP, and expands disclosures about fair value measurements.

The Fair Value Topic defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. It requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. It also establishes a fair value hierarchy, which prioritizes the valuation inputs into three broad levels.

The carrying amount of the Company’s financial assets and liabilities, such as cash, accounts payable, accrued expenses, and contract liability approximate their fair value because of the short-term maturity of those instruments. The Company’s note payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at June 30, 2020 and December 31, 2019.

The Company had no assets or liabilities measured at fair value on a recurring basis as of June 30, 2020 and December 31, 2019, respectively, using the market and income approaches.

Property and equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method over the assets estimated useful life of three (3) years for equipment, five (5) years for automobile, and seven (7) years for furniture and fixtures. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Revenue recognition

On January 1, 2018, the Company adopted the provisions of ASC 606 Revenue from Contracts with Customers, and related Accounting Standards Updates. This new revenue recognition standard has a five step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; and e) Recognize revenue when (or as) performance obligations are satisfied. The impact of the Company’s initial application of ASC 606 did not have a material impact on its financial statements and disclosures.

The primary source of revenues are from the rental of advertising space on custom designed Teardrop Trailers, lease revenue and consulting fees. Revenue from advertising space and leases is recognized over time as the performance obligations are met and consulting fees is recognized at a point in time when the performance obligation is met. For the three and six months ended June 30, 2020 and 2019, the Company recognized no income from the rental of the trailers.

In March 2018, the Company entered into a four-year agreement to lease equipment to an unrelated shareholder. In September 2018, the son of the shareholder became the Chief Financial Officer. At that point the shareholder will be considered a related party. For the three and six months ended June 30, 2020 and 2019, related party lease income was $12,000 and $24,000, respectively.

In January 2019, the Company entered into a two-year agreement to lease a vehicle to an unrelated third party. For the three and six months ended June 30, 2020 and 2019, the Company recognized lease income was $1,275 and $2,550, respectively.

On February 1, 2020, the Company leased a truck and trailer purchased November 2019 for $190,000 to a related party. The lease is classified as a direct financing lease. The cost of the vehicle and related accumulated depreciation has been reclassified to a lease receivable and is reflected on the condensed balance sheet as lease receivable – related party. Interest revenue is reflected on the condensed statement of operations. For the six months ended June 30, 2020, the Company recognized interest revenue of $6,354. See Note 5 for details.

F-7

Net income (loss) per share

The Company computes basic and diluted earnings per share amounts pursuant to ASC 260-10-45. Basic earnings per share is computed by dividing net income (loss) available to common shareholders, by the weighted average number of shares of common stock outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted earnings per share is computed by dividing net income (loss) available to common shareholders by the diluted weighted average number of shares of common stock during the period.

The diluted weighted average number of common shares outstanding is the basic weighted number of shares adjusted as of the first day of the year for any potentially diluted debt or equity. Potentially dilutive securities are excluded from the computation if their effect is in anti-dilutive.

There were no potentially dilutive shares outstanding for the three and six month periods ended June 30, 2020 and 2019, respectively.

Recently issued accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect and applicable to the Company. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued and not implemented that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The Company's financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has a minimum cash balance available for payment of ongoing operating expenses. As of June 30, 2020, the Company has an accumulated deficit of $2,302,887 and negative working capital of $1,600,434. For the six months ended June 30, 2020, the Company had a net loss of $258,832 and a net cash outflow from operating activities of $121,703. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issue date of this report. Its continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available or will be available on terms acceptable to the Company.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following at June 30, 2020 and December 31, 2019:

	June 30, 2020	December 31, 2019
Property and equipment, purchased	$258,000	$448,000
Property and equipment, leased	30,089	30,089
	288,089	478,089
Less: accumulated depreciation	(156,843)	(134,868)
Property and equipment, net	$131,246	$343,221

Depreciation expense for the three and six months ended June 30, 2020 and 2019 were $14,154 and $14,405, respectively and $31,475 and $28,809, respectively.

On February 1, 2020, the Company leased a truck and trailer purchased November 2019 for $190,000 to a related party. The lease is classified as a financing lease. The cost of the vehicle and related accumulated depreciation has been reclassified to a lease receivable and is reflected on the condensed balance sheet as lease receivable – related party. See Note 5 for details.

F-8

NOTE 5. LEASE RECEIVABLE – RELATED PARTY

On November 12, 2019, the company purchased a truck and trailer from a related party for $190,000. On February 1, 2020, the Company leased the asset back to the same related party. The term of the lease is for 48 months with payments of $5,003 per month. At the end of the lease, the related party the right to purchase the asset for $22,800. The lease is classified as a financing lease under ASC 842. The present value of the lease payments, excluding the end of lease provisions, discounted at an interest rate of 10%, is $197,442. The Company is using the net book value of $180,500 of the asset as the initial value of the lease in accordance with ASC 842-30-55-17A.

The undiscounted cash flow principal payments for the remaining term of the lease will be as follows:

2020 (remainder of year)	$30,018
2021	60,036
2022	60,036
2023	60,036
2024	5,003
Total	215,129
Less deferred interest	(48,879)
Less current portion	(37,978)
Long-term lease receivable	$128,272

Income from the lease is reflected on the condensed statement of operations as interest income – related parties. For the three and six months ended June 30, 2020 interest income of $6,354 and $10,765 was reported.

NOTE 6 – LOAN PAYABLE – RELATED PARTY

During 2014, the Company entered into a loan agreement with Gemini Southern, LLC whereby the monies paid to the Company by Gemini Southern, LLC pursuant to the consulting agreement dated September 20, 2013. The balance will be paid back with interest commencing on January 1, 2015 at a rate of 10% per annum with a maturity date of December 12, 2018. On April 1, 2018, the balance of the debt, $525,000, was converted into 4,375,000 of common stock. The Company recorded accrued interest on this loan of $145,632 as of June 30, 2020 and December 31, 2019, respectively. The accrued interest was not part of the conversion agreement and continues to be reflected as a liability. Effective April 1, 2018, the line of credit is considered related party debt. See Note 7 for details of the transactions.

NOTE 7 – LINE OF CREDIT FROM RELATED PARTY

On February 25, 2014, the Company entered into a line of credit with DEVCAP Partners, LLC, a California limited liability company (“DEVCAP”), for an amount up to $450,000 with a maturity date of June 1, 2020, bearing interest of 10% per annum. Effective July 1, 2019, the loan was assumed by FinTekk AP, LLC, a California limited liability company (“Fintekk”). The terms of the line of credit are unchanged. Both DEVCAP and FinTekk are solely owned by the majority shareholder of the Company and are related parties. As of June 30, 2020, and December 31, 2019, the balance of the line of credit was $163,625 and $135,365, respectively. The Company recorded accrued interest of $17,682 and $13,044 on the line of credit at June 30, 2020 and December 31, 2019, respectively.

On August 13, 2015, the Company entered into a line of credit with General Pacific Partners, LLC, a California, limited liability company, for an amount up to $450,000. The line of credit is a demand loan bearing interest of 10% per annum and matures on August 13, 2020. General Pacific Partners, LLC is a related party to the Company as it is owned by a majority shareholder of the Company. As of June 30, 2020, and December 31, 2019 the balance of the line of credit was $0. The Company recorded accrued interest of $4,732 at June 30, 2020 and December 31, 2019, respectively.

F-9

During 2014, the Company entered into a line of credit agreement with Gemini Southern, LLC. On April 1, 2018, the Company converted $525,000 of debt owed to Gemini Southern, LLC into 4,375,000 shares of stock. Gemini Southern, LLC will be treated as a related party for all activity from the date of the conversion forward. The line of credit is a demand loan with a maximum of $650,000 bearing interest at 10%, maturing December 2023. At June 30, 2020, and December 31, 2019, the balance due on the line was $609,980 and $450,000, respectively. The Company recorded accrued interest of $64,058 and $34,287 as of June 30, 2020 and December 31, 2019, respectively.

NOTE 8 – LONG-TERM LIABILITIES – RELATED PARTY

On October 1, 2017, the Company acquired from Gemini Southern, LLC a 2006 Ultra-Comp 53” NASCAR type vehicle transport hauler (the “Hauler”) to be used for promotional / advertising services. The purchase price of the Hauler was $165,000. The Company paid for the Hauler with a promissory note (the “Hauler Note”). The Hauler Note bears interest at 12% per annum and is payable as follows: (i) interest only from October 1, 2017 through February 28, 2018; (ii) $ $3,670 per month from March 1, 2018 through February 28, 2022; and $45,000 on February 1, 2022. The trailer is collateral for the promissory note. The balance of the loan was $100,099 and $115,567 as of June 30, 2020 and December 31, 2019, respectively. Accrued interest was $261 and $0 at June 30, 2020 and December 31, 2019.

Future principal payments will be as follows:

2020 (remainder of year)	$16,420
2021	35,932
2022	47,747
Total	$100,099

On December 22, 2018, the Company leased a vehicle from the majority shareholder. The term of the lease is 84 months with payments of $423 per month. At the end of the lease the Company can purchase the vehicle for $2,500. As of June 30, 2020, it is reasonably expected that the Company will exercise the purchase option. The value of the asset and corresponding liability at the date of inception was $30,089, the net present value of the lease payments, including the purchase option, using an interest rate of 6.649% in accordance with the provisions of ASC 842. The balance of the lease liability at June 30, 2020 and December 31, 2019 was $24,782 and $26,464, respectively.

Future lease payments will be as follows:

2020 (remainder of year)	$2,539
2021	5,078
2022	5,078
2023	5,078
2024	5,078
Thereafter	7,155
Total payments	30,006
Less deferred interest	(5,224)
Total liability	$24,782
Less current portion	(3,538)
Long-term lease liability	$21,244

There are no commitments or contingencies related to the long-term liabilities that are not disclosed above.

F-10

NOTE 9 – RELATED PARTY TRANSACTIONS

Consulting expense to related party (DEVCAP Partners, LLC)

On January 1, 2014, the Company executed a three-year consulting agreement with DEVCAP Partners, LLC, (“DEVCAP”), whereby the Company agreed to pay $7,500 a month for consulting services to be provided to the Company such as marketing, architectural development, accounting, finance, corporate structure and tax planning. Effective July 1, 2019, the agreement was transferred to FinTekk AP, LLC (“FinTekk”). All amounts due to DEVCAP and all future services will be assumed by FinTekk. For the three and six months ended June 30, 2020 and 2019, the Company recorded consulting fee expense of $22,500 and $45,000, respectively. The amount due but unpaid is $246,985 at June 30, 2020 and December 31, 2019, respectively, and is included in accounts payable related parties on the condensed balance sheet.

Consulting expense to related party (Cody Ware)

On January 1, 2019, the Company entered into a verbal consulting agreement with its Chief Executive Officer, Cody Ware, whereby the Company agreed to pay $1,500 per month for consulting services related to his duties as Chief Executive Officer. Effective May 1, 2020, the consulting fee was increased to $4,500 per month. For the three and six months ended June 30, 2020, the Company recorded consulting fee expense of $10,500 and $15,000, respectively. For the three and six months ended June 30, 2019, the Company recorded consulting fee expense of $4,500 and $9,000, respectively. At June 30, 2020 and December 31, 2019, the amount due but unpaid was $3,000 and $1,500, respectively and reflected in accounts payable – related parties on the condensed balance sheet.

Consulting expense to related party (Robert Wilson)

On January 1, 2014, the Company entered into a verbal consulting agreement with its Chief Financial Officer, Robert Wilson, whereby the Company agreed to pay $2,500 per quarter for consulting services related to his duties as Chief Financial Officer. Mr. Wilson resigned effective April 1, 2017. The amount due but unpaid was $17,500 at June 30, 2020 and December 31, 2019, respectively, and was included on the balance sheet as accounts payable - related parties.

Consulting expense to related party (Ray Gerrity)

On January 1, 2014, the Company entered into a verbal consulting agreement with its Chief Executive Officer, Ray Gerrity, whereby the Company agreed to pay $2,500 per quarter for consulting services related to his duties as Chief Executive Officer. Mr. Gerrity resigned his position effective March 31, 2018. The amount due but unpaid was $32,500 at June 30, 2020 and December 31, 2019, respectively, and was included on the balance sheet as accounts payable - related parties.

Expense reimbursements

The majority shareholder of the Company pays certain ongoing operating costs from personal funds and is periodically reimbursed. As of June 30, 2020, and December 31, 2019, the amount due to the shareholder was $28,750 and is reflected in accounts payable – related parties on the balance sheet.

NOTE 10 – STOCKHOLDERS’ DEFICIT

At the time of incorporation, the Company was authorized to issue 10,000 shares of common stock and 1,000 shares of preferred stock with a par value of $0.001. The Company amended its articles of incorporation to increase its authorized shares to 200,000,000 shares of common stock and 20,000,000 shares of preferred stock, both $0.001 par value.

NOTE 11 – SUBSEQUENT EVENTS

Management has concluded that the COVID-19 outbreak in 2020 may have a significant impact on business in general, but the potential impact on the Company is not currently measurable. Due to the level of risk this virus may have on the global economy, it is at least reasonably possible that it could have an impact on the operations of the Company in the near term that could materially impact the Company’s financials. Management has not been able to measure the potential financial impact on the Company but will review commercial and federal financing options should the need arise.

F-11

FINANCIAL STATEMENTS

For the Years Ended

December 31, 2019 and 2018

F-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

The Teardroppers, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of The Teardroppers, Inc. (the “Company”) as of December 31, 2019, the related statements of operations, stockholders’ deficit and cash flows for the year ended December 31, 2019 and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and the results of its operations and its cash flows for the year ended December 31, 2019 in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had a net loss and net cash outflow from operating activities of $401,965 and $199,992, respectfully, for the year ended of December 31, 2019, and an accumulated deficit of $2,044,055 as of December 31, 2019. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the auditing standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ Assurance Dimensions

Certified Public Accountants

We have served as the Company’s auditor since 2019.

Margate, Florida

April 14, 2020

F-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
The Teardroppers, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of The Teardroppers, Inc. (the Company) as of December 31, 2018 and the related statements of operations, stockholders’ deficit, and cash flows for the year ended December 31, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and the results of its operations and its cash flows for the year ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred losses from operations and has negative working capital which raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

April 15, 2019

We have served as the Company’s auditor since 2018.

F-14

The Teardroppers, Inc.

BALANCE SHEETS

	Dec. 31, 2019	Dec. 31, 2018

ASSETS

Current assets
Cash	$50,035	$71,858
Lease receivable	1,000	–
Prepaid expenses	3,754	6,641
Total current assets	54,789	78,499

Property and equipment:
Cost	478,089	288,089
Less accumulated depreciation	(134,868)	(71,125)
Property and equipment, net	343,221	216,964

Total Assets	$398,010	$295,463

LIABILITIES & STOCKHOLDERS' DEFICIT

Current liabilities

Accounts payable	$244,762	$187,862
Accounts payable - related parties	327,234	280,288
Customer deposits	14,500	14,500
Contract liability - related party	16,000	16,000
Current portion of long term debt - related party	31,888	28,299
Current portion of lease payable - related party	3,422	3,202
Accrued interest - related parties	145,632	145,632
Line of credit from related party	625,365	225,695
Accrued interest payable - related parties	52,063	19,566
Total current liabilities	1,460,866	921,044

Long-term liabilities - related parties
Note payable -related party	83,679	115,567
Lease payable – related party	23,042	26,464
	106,721	142,031

Total Liabilities	1,567,587	1,063,075

Commitments and Contingencies (Note 12)

Stockholders' Deficit
Preferred stock, par value $0.001, authorized 20,000,000 shares, issued shares 0	–	–
Common stock, par value $0.001, authorized 100,000,000 shares issued 45,920,000	45,920	45,920
Additional paid in capital	828,558	828,558
Accumulated deficit	(2,044,055)	(1,642,090)
Total Stockholders' Deficit	(1,169,577)	(767,612)

Total Liabilities and Stockholders' Deficit	$398,010	$295,463

The accompanying notes are an integral part of the financial statements.

F-15

The Teardroppers, Inc.

STATEMENTS OF OPERATIONS

	Year Ended	Year Ended
	Dec. 31, 2019	Dec. 31, 2018

Revenues
Lease revenue - unrelated parties	$5,100	$16,000
Lease revenue - related parties	48,000	24,000
	53,100	40,000

Operating expenses:
Consulting to related party	123,000	128,000
Consulting to unrelated party	63,072	84,300
General and administrative	176,412	131,312
Professional fees	42,750	39,444
	405,234	383,056

Operating loss	(352,134)	(343,056)

Other expense:
Interest expense - related parties	(49,831)	(19,892)
Interest expense - unrelated parties	–	(16,262)
	(49,831)	(36,154)

Net loss before taxes	(401,965)	(379,210)

Income tax provision	–	–

Net loss	$(401,965)	$(379,210)

Net loss per share
(Basic and fully diluted)	$(0.01)	$(0.01)

Weighted average number of common shares outstanding - basic and diluted	45,920,000	44,818,205

The accompanying notes are an integral part of the financial statements.

F-16

The Teardroppers, Inc.

Statements of stockholders’ equity (deficit)

	Common Stock		Additional Paid In	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Deficit	Deficit

Balances at December 31, 2017	41,550,000	$41,550	$283,728	$(1,262,880)	$(937,602)

Assets acquired in exchange for stock	140,000	140	27,860		28,000

Assets sold for cancellation of stock	(160,000)	(160)	(18,640)		(18,800)

Stock issued for services	15,000	15	14,985		15,000

Conversion of debt to stock	4,375,000	4,375	520,625		525,000

Net loss for the year				(379,210)	(379,210)

Balances December 31, 2018	45,920,000	$45,920	$828,558	$(1,642,090)	$(767,612)

Net loss for the year				(401,965)	(401,965)

Balances December 31, 2019	45,920,000	$45,920	$858,558	$(2,044,055)	$(1,169,577)

The accompanying notes are an integral part of the financial statements.

F-17

The Teardroppers, Inc.

STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended
	Dec. 31, 2019	Dec. 31, 2018
Cash Flows From Operating Activities:
Net loss	$(401,965)	$(379,210)

Adjustments to reconcile net loss to net cash used for operating activities
Depreciation	63,743	51,467
Stock issued for services	–	15,000

Changes in Operating Assets and Liabilities
Increase in lease receivable	(1,000)	–
Decrease (Increase) in prepaid expenses	2,887	(6,641)
Increase in accounts payable - unrelated parties	56,900	47,875
Increase in accounts payable - related parties	46,946	45,403
Increase in accrued interest - unrelated parties	–	6,382
Increase in accrued interest - related parties	32,497	6,167
Increase in deferred revenue	–	16,000

Net cash used for operating activities	(199,992)	(197,557)

Cash Flows From Investing Activities:
Purchase of equipment	(190,000)	–

Cash Flows From Financing Activities:
Proceeds from line of credit to unrelated parties	–	75,000
Proceeds from line of credit to related party	843,340	523,945
Repayments on line of credit to related party	(443,670)	(348,000)
Repayments on notes payable - unrelated parties	–	(8,202)
Repayments on notes payable - related parties	(28,299)	(12,932)
Repayments on lease payable - related parties	(3,202)	(423)

Net cash provided by financing activities	368,169	229,388

Net Increase (Decrease) In Cash	(21,823)	31,831

Cash At The Beginning Of The Year	71,858	40,027

Cash At The End Of The Year	$50,035	$71,858

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Non-cash investing and financing activities:
Assets acquired in exchange for stock	$–	$28,000
Conversion of related party debt to stock	$–	$525,000
Asset transferred for cancellation of shares	$–	$(18,800)
Asset acquired for debt	$–	$30,089

Cash paid during the year for:
Interest	$17,334	$23,605
Franchise and income tax	$–	$–

The accompanying notes are an integral part of the financial statements.

F-18

TEARDROPPERS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

On June 3, 2013, Teardroppers, Inc. (the “Company”), was incorporated under the laws of the state of Nevada.

We intend to enter the business of mobile billboard advertising by offering to provide billboard advertising space on custom designed "Teardrop Trailers". Teardrop Trailers, are usually designed for short-period accommodations for vacationers and travelers. Teardrop Trailers are designed to be towed behind small economy sized vehicles and pickup trucks.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Such estimates include management’s assessments of the carrying value of certain assets, lease liabilities, useful lives of assets and related depreciation, and valuation of deferred tax assets methods applied.

Cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. At December 31, 2019 and 2018, the Company had no cash equivalents.

Fair value of financial instruments

The Company adopted the provisions of FASB Accounting Standards Codification (“ASC”) 820 (the “Fair Value Topic”) which defines fair value, establishes a framework for measuring fair value under U.S. GAAP, and expands disclosures about fair value measurements.

The Fair Value Topic defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. It requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. It also establishes a fair value hierarchy, which prioritizes the valuation inputs into three broad levels.

The carrying amount of the Company’s financial assets and liabilities, such as cash, accounts payable, accrued expenses, and deferred revenue approximate their fair value because of the short maturity of those instruments. The Company’s loans payable approximates, the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2019 and 2018.

The Company had no assets and/or liabilities measured at fair value on a recurring basis as of December 31, 2019 and 2018, respectively, using the market and income approaches.

F-19

Property and equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method over the assets estimated useful life of three (3) years for equipment, five (5) years for automobile, and seven (7) years for furniture and fixtures. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Impairment of Long-Lived Assets

In accordance with ASC Topics 350 “Goodwill and Other Intangibles” and 360, “Property, Plant, and Equipment” the Company reviews the carrying value of intangibles and other long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair value.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB ASC to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Revenue recognition

On January 1, 2018, the Company adopted the provisions of ASC 606 Revenue from Contracts with Customers, and related Accounting Standards Updates.  This new revenue recognition standard has a five step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; and e) Recognize revenue when (or as) performance obligations are satisfied. The impact of the Company’s initial application of ASC 606 did not have a material impact on its financial statements and disclosures.

The primary source of revenue and performance obligation is from the rental of advertising space on custom designed Teardrop Trailers. The length of the rental agreements varies from one to thirty days. Customers pay in advance and revenue is recognized based on the number of days of each contract that have expired. For the years ended December 31, 2019 and 2018, the Company recognized no income from the rental of the trailers.

Subsequent to the adoption of amended accounting guidance for leasing transactions (the “new lease standard”), new leases are classified as sales-type leases, direct financing leases, or operating leases. Leases that commenced prior to the adoption of the new lease standard were not reassessed or restated pursuant to the practical expedients elected and will continue to be accounted for under previous lease accounting guidance.

When a contract includes lease and non-lease components, the Company allocates consideration under the contract to each component based on relative standalone selling price. Whenever the terms of the lease transfer control to the lessee, the contract is typically classified as a sales-type lease. As of December 31, 2019, the Company did not have any sales-type or direct financing leases under the new lease standard.

F-20

All other leases that do not meet the definition of a sales-type lease or direct financing lease are classified as operating leases. The underlying asset in an operating lease arrangement is carried at depreciated cost as “Equipment under operating leases” within Property, plant, and equipment, net on the balance sheets. Depreciation is calculated using the straight-line method over the term of the underlying lease contract and is recognized as Cost of net revenue. The depreciable basis is the original cost of the equipment less the estimated residual value of the equipment at the end of the lease term. The Company recognizes operating lease revenue on a straight-line basis over the lease term and expenses deferred initial direct costs on the same basis. Impairment of equipment under operating leases is assessed on the same basis as other long-lived assets.

The Company provides lessees with the option to extend the lease or purchase the underlying asset at the end of the lease term, which is considered when evaluating lease classification. In general, the Company’s lease arrangements do not have variable payment terms and are non-cancelable.

In March 2018, the Company entered into a four-year agreement to lease equipment to an unrelated shareholder. In September 2018, the son of the shareholder became the Chief Financial Officer. At that point the shareholder is considered a related party. Beginning with the quarter ended September 30, 2018, the operating lease income will be reported as related party income on the Condensed Statement of Operations. For the years ended December 31, 2019 and 2018, related party lease income was $48,000 and $24,000 respectively.

In January 2019, the Company entered into a two-year agreement to lease a vehicle to an unrelated third party. As of December 31, 2019, recognized operating lease income was $5,100.

In January 2015, the Company received $14,500 as a deposit for advertising space to be provided in the future. As of December 31, 2019 and 2018, the customer has not utilized the space and no revenue has been recognized as the performance obligations have not been satisfied. At the time the service is provided under the terms of the agreement, the Company will recognize the revenue.

Income taxes

The Company follows Section 740-10-30 of the FASB ASC, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB ASC (“Section 740-10-25”) with regards to uncertainty in income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its assets and/or liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25. The Company’s tax returns for tax years in 2016 through 2019 remain subject to potential examination by the taxing authorities.

F-21

Stock-based compensation

In December 2004, the FASB issued FASB ASC No. 718, Compensation – Stock Compensation (“ASC No. 718”). Under ASC No. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

Effective January 1, 2019, the Company adopted ASU No. 2018-07, Compensation – Stock Based Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), which aligns accounting for share-based payments issued to nonemployees to that of employees under the existing guidance of Topic 718, with certain exceptions. This update supersedes previous guidance for equity-based payments to nonemployees under Subtopic 505-50, Equity – Equity-Based Payments to Non-Employees. The adoption of ASU 2018-07 did not have a material impact on the Company’s consolidated financial statements.

Net income (loss) per share

The Company computes basic and diluted earnings per share amounts pursuant to ASC 260-10-45. Basic earnings per share is computed by dividing net income (loss) available to common shareholders, by the weighted average number of shares of common stock outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted earnings per share is computed by dividing net income (loss) available to common shareholders by the diluted weighted average number of shares of common stock during the period

The diluted weighted average number of common shares outstanding is the basic weighted number of shares adjusted as of the first day of the year for any potentially diluted debt or equity.

There were no potentially dilutive shares outstanding as of December 31, 2019, and December 31, 2018, respectively.

Accounting for Leases

In February 2016, FASB issued ASU 2016-02, Leases (Topic 842). effective for fiscal year beginning after December 15, 2018. ASU 2016-02 requires the recognition of lease assets and lease liabilities on the balance sheet for leases classified as operating, direct financing or sales type leases. The Company adopted the provisions of ASC 842 for the year ended December 31, 2019 which did not have a material effect on the financial statements. Prior to 2019, the Company had no leases which required retroactive application.

Concentrations of debt financing

The Company has line of credit agreements with companies owned and operated by the Company’s CEO and majority shareholder. See Note 6 for further discussion of line of credit terms and relationships.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through December 31, 2019.

The Company has a concentration of credit risk note with a related party and majority shareholder. See Note 6 for further discussion of these sources.

F-22

Concentration of revenue sources

The Company has a concentration of revenue sources with companies owned and operated by related parties.

Fair Value

The carrying amounts reported in the balance sheet for cash, receivables, prepaid expenses, accounts payable and notes payable approximate their estimated fair market value based on the short-term maturity of this instrument. The carrying value of the Company’s loans receivable approximate fair value because their terms approximate market rates.

Recently Issued Accounting Pronouncements

Recent accounting pronouncements that the Company has adopted or that will be required to adopt in the future are summarized below.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The amendments introduce an impairment model that is based on expected credit losses (“ECL”), rather than incurred losses, to estimate credit losses on certain types of financial instruments (ex. loans and held to maturity securities), including certain off-balance sheet financial instruments (ex. commitments to extend credit and standby letters of credit that are not unconditionally cancelable). The ECL should consider historical information, current information, and reasonable and supportable forecasts, including estimates of prepayments, over the contractual term. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. Financial instruments with similar risk characteristics may be grouped together when estimating the ECL. The ASU also amends the current available for sale security impairment model for debt securities whereby credit losses relating to available for sale debt securities should be recorded through an allowance for credit losses. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. The amendments will be applied through a modified retrospective approach, resulting in a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. The Company is currently planning for the implementation of this accounting standard. It is too early to assess the impact this guidance will have on the Company’s financial statements.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The amendments in this ASU clarify the proper classification for certain cash receipts and cash payments, including clarification on debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, and proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies, among others. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The Company adoption of this amendment did not have a material impact on the Company’s Financial Statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The Company's financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has a minimum cash balance available for payment of ongoing operating expenses. As of December 31, 2019, the Company has an accumulated deficit of $2,044,055, net cash outflow from operating activities of $199,992, and a net loss for the current year of $401,965. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. Its continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available or will be available on terms acceptable to the Company.

F-23

NOTE 4 – PROPERTY & EQUIPMENT

Property and equipment consists of the following at December 31, 2019 and 2018:

	December 31, 2019	December 31, 2018
Property and equipment, purchased	$448,000	$258,000
Property and equipment, leased	30,089	30,089
	478,089	288,089
Less: accumulated depreciation	(134,868)	(71,125)
Property and equipment, net	$343,221	$216,964

Depreciation expense for the years ended December 31, 2019 and 2018 was $63,743 and $51,467 respectively.

On March 1, 2018, the Company purchased a 2013 Ford F-150 truck from a related party for use in the business operations at a cost of $28,000. The vehicle was acquired from the father of the majority shareholder. The debt was immediately converted into 140,000 shares of stock at $.20 per share.

On December 22, 2018, the Company acquired a Ford F-150 truck for use in the business operations from the majority shareholder. The agreement was in the form of a long-term lease and was recorded at $30,089, the net present value of the lease payments. See Note 7 for additional details.

On November 12, 2019, the Company acquired for $190,000 a 2008 Freightliner truck and a 2007 Featherlite trailer for use in the business operations.

NOTE 5 – LOAN PAYABLE - Related Party

During 2014, the Company entered into a loan agreement with Gemini Southern, LLC whereby the monies paid to the Company by Gemini Southern, LLC pursuant to the consulting agreement dated September 20, 2013. The balance will be paid back with interest commencing on January 1, 2015 at a rate of 10% per annum with a maturity date of December 12, 2018. On April 1, 2018, the balance of the debt, $525,000, was converted into 4,375,000 of common stock. The Company recorded accrued interest on this loan of $145,632 as of December 31, 2019 and 2018, respectively. The accrued interest was not part of the conversion agreement and continues to be reflected as a liability. Effective April 1, 2018, the line of credit is considered related party debt. See Note 6 for details of the transactions.

NOTE 6 – LINE OF CREDIT FROM RELATED PARTY

On February 25, 2014, the Company entered into a line of credit with DEVCAP Partners, LLC, a California limited liability company (“DEVCAP”), for an amount up to $450,000 with a maturity date of June 1, 2020, bearing interest of 10% per annum. Effective July 1, 2019, the loan was assumed by FinTekk AP, LLC, a California limited liability company (“Fintekk”). The terms of the line of credit are unchanged. Both DEVCAP and FinTekk are solely owned by the majority shareholder of the Company and are related parties. As of December 31, 2019, and 2018, the balance of the line of credit was $135,535 and $695, respectively. The Company recorded accrued interest of $13,044 and $9,820 on the line of credit at December 31, 2019 and 2018, respectively.

On August 13, 2015, the Company entered into a line of credit with General Pacific Partners, LLC, a California limited liability company, for an amount up to $450,000. The line of credit is a demand loan bearing interest of 10% per annum. General Pacific Partners, LLC is a related party to the Company as it is owned by a majority shareholder of the Company. On July 5, 2017, the balance of $25,000 was converted into 500,000 shares of stock valued at $.05 per share. The balance of the line of credit was $0 as of December 31, 2019, and 2018. The Company owes accrued interest of $4,732 as of December 31, 2019 and 2018, respectively.

During 2014, the Company entered into a line of credit agreement with Gemini Southern, LLC, a related party. The line of credit is a demand loan with a maximum of $450,000 bearing interest at 10%, maturing December 2023. As of December 31, 2019, and 2018, the balance due on the line was $490,000 and $225,000, respectively. The Company recorded accrued interest of $34,287 and $5,014 as of December 31, 2019 and 2018, respectively.

F-24

NOTE 7 – LONG-TERM LIABILITIES – RELATED PARTY

On October 1, 2017, the Company acquired from Gemini Southern, LLC a 2006 Ultra-Comp 53” NASCAR type vehicle transport hauler (the “Hauler”) to be used for promotional / advertising services. The purchase price of the Hauler was $165,000. The Company paid for the Hauler with a promissory note (the “Hauler Note”). The Hauler Note bears interest at 12% per annum and is payable as follows: (i) interest only from October 1, 2017 through February 28, 2018; (ii) $ $3,670 per month from March 1, 2018 through February 28, 2022; and $45,000 on February 1, 2022. The trailer is collateral for the promissory note. The balance of the loan was $115,567 and $143,866 as of December 31, 2019 and 2018, respectively.

Principal payments for the next five years will be as follows:

2020	$31,888
2021	35,932
2022	47,747
Total	$115,567

On December 22, 2018, the Company leased a vehicle from the majority shareholder. The term of the lease is 84 months with payments of $423 per month. At the end of the lease the Company can purchase the vehicle for $2,500. As of December 31, 2019, it is reasonably expected that the Company will exercise the purchase option. The value of the right of use asset and corresponding liability at the date of inception was $30,089, the net present value of the lease payments, including the purchase option, using an interest rate of 6.649% in accordance with the provisions of ASC 842. The right of use asset is included in property and equipment as a leased asset.

The undiscounted cash flow principal payments for the next five years will be as follows:

2020	$5,078
2021	5,078
2022	5,078
2023	5,078
2024	5,078
Thereafter	7,156
Total	32,546
Less deferred interest	(6,082)
Less current portion	(3,422)
Long-term lease liability	$23,042

F-25

NOTE 8 – OTHER RELATED PARTY TRANSACTIONS and RELATED PARTIES ACCOUNTS PAYABLE

Line of credit from related parties

The Company has two line of credit agreements with related parties. FinTekk AP, LLC is also the majority shareholder in the Company. DEVCAP Partners, LLC is owned by the same related party that owns Fintekk AP. See Note 6 for further disclosure.

Consulting expense to related party (FinTekk AP, LLC)

On January 1, 2014, the Company executed a three-year consulting agreement with DEVCAP Partners, LLC, (“DEVCAP”), whereby the Company agreed to pay $7,500 a month for consulting services to be provided to the Company such as marketing, architectural development, accounting, finance, corporate structure and tax planning. Effective July 1, 2019, the agreement was transferred to FinTekk AP, LLC (“FinTekk”). All amounts due to DEVCAP and all future services will be assumed by FinTekk. For the years ended December 31, 2019 and 2018, the Company recorded consulting fee expense of $105,000 and $90,000 respectively. The amount due but unpaid is $246,985 and $229,865 at December 31, 2019 and 2018, respectively, and is included in accounts payable related parties on the balance sheet.

Consulting expense to related party (Ray Gerrity)

On January 1, 2014, the Company entered into a verbal consulting agreement with its Chief Executive Officer, Ray Gerrity, whereby the Company agreed to pay $2,500 per quarter for consulting services related to his duties as Chief Executive Officer. Mr. Gerrity resigned his position effective March 31, 2018. For the years ended December 31, 2019 and 2018, the Company recorded consulting fee expense of $0 and $2,500, respectively. The amount due but unpaid was $32,500 at December 31, 2019 and 2018, respectively, and was included on the balance sheet as accounts payable - related parties.

Consulting expense to related party (Robert Wilson)

On January 1, 2014, the Company entered into a verbal consulting agreement with its Chief Financial Officer, Robert Wilson, whereby the Company agreed to pay $2,500 per quarter for consulting services related to his duties as Chief Financial Officer. Mr. Wilson resigned effective April 1, 2017. The amount due but unpaid was $17,500 at December 31, 2019 and 2018, respectively, and was included on the balance sheet as accounts payable - related parties.

Consulting expense to related party (Cody Ware)

On January 1, 2019, the Company entered into a verbal consulting agreement with its Chief Executive Officer, Cody Ware, whereby the Company agreed to pay $1,500 per month for consulting services related to his duties as Chief Executive Officer. For the year ended December 31, 2019, the Company recorded consulting fee expense of $18,000. As of December 31, 2019, $1,500 is due and reflected in accounts payable – related parties on the balance sheet.

Expense reimbursements

The majority shareholder of the Company pays certain ongoing operating costs from personal funds and is periodically reimbursed. As of December 31, 2019 and 2018, the amounts due to the shareholder was $28,750 and $0 and is reflected in accounts payable – related parties on the balance sheet.

Purchase of equipment from related parties

On March 1, 2018, the Company purchased a 2013 Ford F-150 truck from a related party for use in the business operations at a cost of $28,000. The vehicle was acquired from the father of the majority shareholder. The debt was immediately converted into 140,000 shares of stock at $.20 per share.

F-26

On December 22, 2018, the Company acquired a 2018 Ford F-150 truck for use in the business operations from the majority shareholder. The purchase was in the form of a long-term lease and was recorded at $30,089, the net present value of the lease payments. See Note 7 for additional details.

Other related party transactions

On October 1, 2018, 15,000 shares of common stock were issued to Larry Krough, CEO of the Company for services rendered. The shares were valued at $15,000.

On January 9, 2019, the Company leased a 2018 Ford F-150 truck for a term of two years at $425 per month. The truck was acquired December 22, 2018 from the majority shareholder as described in Notes 4 and 7. The lessee is an outside consultant for the Company.

NOTE 9 – STOCKHOLDERS’ EQUITY (DEFICIT)

At the time of incorporation, the Company was authorized to issue 10,000 shares of common stock and 1,000 shares of preferred stock with a par value of $0.001. The Company amended its articles of incorporation to increase it authorized shares to 200,000,000 shares of common stock and 20,000,000 shares of preferred stock, both $0.001 par value.

On February 22, 2018, the Company sold a 1971 Corvette in exchange for the cancellation of 160,000 shares of stock.

On March 1, 2018, the Company converted $28,000 of related party accounts payable into 140,000 shares of stock at $.20 per share.

On April 1, 2018, Gemini Southern, LLC converted a loan payable to them into stock at $.12 per share. The loan amount was $525,000 and converted into 4,375,000 shares of restricted common stock. Gemini Southern cannot sell, pledge or transfer the shares for one year from the date of the conversion.

On October 1, 2018, 15,000 shares of common stock were issued to Larry Krough, CEO of the Company for services rendered. The shares were valued at $15,000.

NOTE 10 – OPERATING LEASES

Operating Leases - Lessee

On December 22, 2018, the Company leased a vehicle from the majority shareholder. See further details of this lease in Note 7.

Operating Leases – Lessor

The Company entered into an agreement with a principal vendor for the lease of a Company vehicle. The lease is classified as a lessor operating lease. The term of the lease is 24 months, effective January 2019 and expiring December 2020. Depreciation expense for the vehicle subject to the lease is provided on the straight-line method over the useful life of the vehicle in accordance with the Company’s normal depreciation policy. Estimated and actual residual values are reviewed on a regular basis to determine that depreciation amounts are appropriate. Depreciation expense related to the vehicle was $6,018 and $0 for the years ended December 31, 2019 and 2018.

F-27

Investments in operating leases are as follows at December 31:

	2019	2018
Machinery and equipment, at cost	$30,089	$30,089
Accumulated depreciation	(6,018)	(0)
Net investments in operating leases	$24,071	$30,089

The following is a maturity analysis of the annual undiscounted cash flows of the operating lease payments to be received as of December 31, 2020:

Year Ending December 31	Amounts
2020	$5,100

NOTE 11 - INCOME TAXES

Current income taxes are based upon the year’s income taxable for federal and state tax reporting purposes. Deferred income taxes (benefits) are provided for certain income and expenses, which are recognized in different periods for tax and financial reporting purposes.

Deferred tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the period in which the differences are expected to affect taxable income. Legislation passed in December 2017 changed the tax rate on corporate income for tax years beginning in 2018 to 21% at all levels of income. This rate is used to determine the deferred tax effect in future years. The Company’s deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses. These loss carryovers would be limited under the Internal Revenue Code should a significant change in ownership occur within a three-year period. In 2019 and 2018, the Company’s tax losses were reduced by accrued expenses to related parties which are not recognized for tax purposes until paid.

At December 31, 2019 and 2018, the Company had net operating loss carryforwards of approximately $1,627,000 and $1,304,000, respectively, which approximately $1,300,000 begin to expire in 2033 and the remainder is carried forward indefinitely.

Deferred tax assets consisted of the following:

	2019	2018
Net operating loss carryforwards	$347,938	$273,900
Share based compensation	2,850	7,200
Accounts payable, related party	62,367	62,881
Other deferred tax items	14,949	4,166
Valuation allowance	(428,104)	(348,147)
Total deferred tax assets	$–	$–

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, the projected future taxable income and tax planning strategies in making this assessment. Based on management’s analysis, they concluded not to retain a deferred tax asset since it is uncertain whether the Company can utilize this asset in future periods. Therefore, they have established a full reserve against this asset. The change in the valuation allowance in 2019 and 2018 was $79,957 and $67,100, respectively.

F-28

A reconciliation of the expected tax computed at the U.S. statutory federal income tax rate to the total benefit for income taxes at December 31, 2019 and 2018 is as follows:

	2019	2018
Expected tax at 21%	$(418,954)	$(348,147)
Change in valuation allowance	418,954	348,147
Provision for income taxes	$–	$–

The Company’s continuing practice is to recognize interest and/or penalties related to income tax matters in income tax expense. As of December 31, 2019, and 2018, the Company had no accrued interest and penalties related to uncertain tax positions.

The Company has not filed an income tax return since inception in the U.S. and California and therefore subject to examination by tax authorities for the years 2013 and forward The Company is not currently under examination by any tax authority.

Management has evaluated tax positions in accordance with FASB ASC 740, and has not identified any tax positions, other than those discussed above, that require disclosure.

NOTE 12—CONTINGENCIES AND COMMITMENTS

There are no commitments or contingencies related to the long-term liabilities that are not disclosed above.

NOTE 13 – SUBSEQUENT EVENTS

In February 1, 2020 we acquired and leased back a truck & trailer for a term of four (4) years back to Rick Ware Racing, LLC for $5,003 per month. The lessee is a related party to our CEO and the lease was executed at fair market terms. The lease term is for 48 months at a rate of $5,003 per month and has a purchase option at the end of the lease.

Management has concluded that the COVID-19 outbreak in 2020 may have a significant impact on business in general, but the potential impact on the Company is not currently measurable. Due to the level of risk this virus may have on the global economy, it is at least reasonably possible that it could have an impact on the operations of the Company in the near term that could materially impact the Company’s financials. Management has not been able to measure the potential financial impact on the Company but will review commercial and federal financing options should the need arise.

F-29

FINANCIAL STATEMENTS

For The Years Ended

December 31, 2018 and 2017

F-30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
The Teardroppers, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of The Teardroppers, Inc. (the Company) as of December 31, 2018 and 2017, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred losses from operations and has negative working capital which raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

April 12, 2019

We have served as the Company’s auditor since 2018.

F-31

The Teardroppers, Inc.

BALANCE SHEETS

	Dec. 31, 2018	Dec. 31, 2017
ASSETS
Current assets
Cash	$71,858	$40,027
Prepaid interest	6,641	–
Total current assets	78,499	40,027

Property & Equipment	288,089	254,000
Less accumulated depreciation	(71,125)	(24,858)
Property & Equipment, net	216,964	229,142

Total Assets	$295,463	$269,169

LIABILITIES & STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$187,862	$139,987
Accounts payable - related parties	280,288	234,885
Customer deposits	14,500	14,500
Deferred revenue	16,000	–
Current portion of long term liabilities, related parties	31,501	21,134
Loans payable	–	450,000
Accrued interest - unrelated parties	145,632	139,250
Line of credit from related party	225,695	49,750
Accrued interest - related parties	19,566	13,399
Total current liabilities	921,044	1,062,905

Long-term liabilities - related parties (net of current portion $31,501 and $21,134, respectively)	142,031	143,866

Total Liabilities	1,063,075	1,206,771

Stockholders' Deficit
Preferred stock, par value $0.001, authorized 20,000,000 shares, issued shares 0	–	–
Common stock, par value $0.001, authorized 200,000,000 shares issued 45,920,000 and 41,550,000 shares, respectively	45,920	41,550
Additional paid in capital	828,558	283,728
Accumulated deficit	(1,642,090)	(1,262,880)
Total Stockholders' Deficit	(767,612)	(937,602)

Total Liabilities and Stockholders' Deficit	$295,463	$269,169

The accompanying notes are an integral part of the financial statements.

F-32

The Teardroppers, Inc.

STATEMENTS OF OPERATIONS

	Year Ended	Year Ended
	Dec. 31, 2018	Dec. 31, 2017

Revenues	$40,000	$–
Cost of revenues	–	–
Gross profit	40,000	–

Operating expenses:
Consulting to related party	128,000	102,500
Consulting to unrelated party	120,458	–
General and administrative	95,154	85,617
Professional fees	39,444	27,642
	383,056	215,759

Operating loss	(343,056)	(215,759)

Other expense:
Interest expense - related parties	(19,892)	(4,968)
Interest expense - unrelated parties	(16,262)	(49,950)
	(36,154)	(54,918)

Net Loss Before Taxes	(379,210)	(270,677)

Income Tax Benefits	–	–

Net loss	$(379,210)	$(270,677)

Net loss per share (Basic and fully diluted)	$(0.01)	$(0.01)

Weighted average number of common shares outstanding	44,818,205	39,741,945

The accompanying notes are an integral part of the financial statements.

F-33

The Teardroppers, Inc.

STATEMENTS OF STOCKHOLDERS' DEFICIT

	Common Stock		Additional Paid In	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Deficit	Deficit

Balances at December 31, 2016	37,750,000	$37,750	$36,528	$(992,203)	$(917,925)

Assets acquired in exchange for stock	460,000	460	83,540		84,000

Conversion of Related Party Note Payable	3,340,000	3,340	163,660		167,000

Net loss for the year				(270,677)	(270,677)

Balances at December 31, 2017	41,550,000	41,550	283,728	(1,262,880)	(937,602)

Assets acquired in exchange for stock	140,000	140	27,860		28,000

Assets sold for cancellation of stock	(160,000)	(160)	(18,640)		(18,800)

Stock issued for services	15,000	15	14,985		15,000

Conversion of debt to stock	4,375,000	4,375	520,625		525,000

Net loss for the year				$(379,210)	(379,210)

Balances December 31, 2018	45,920,000	$45,920	$828,558	(1,642,090)	$(767,612)

The accompanying notes are an integral part of the financial statements.

F-34

The Teardroppers, Inc.

STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended
	Dec. 31, 2018	Dec. 31, 2017
Cash Flows From Operating Activities:
Net loss	$(379,210)	$(270,677)

Adjustments to reconcile net loss to net cash used for operating activities
Depreciation	51,467	22,650
Stock issued for services	15,000	–
Legal fees paid by related party	–	4,850

Changes in Operating Assets and Liabilities
Increase in prepaid expenses	(6,641)	–
Increase in accounts payable - unrelated parties	47,875	35,925
Increase in accounts payable - related parties	45,403	57,385
Increase in accrued interest - unrelated parties	6,382	49,950
Increase in accrued interest-related parties	6,167	4,968
Increase in deferred revenue	16,000	–

Net cash used for operating activities	(197,557)	(94,949)

Cash Flows From Investing Activities:	–	–

Cash Flows From Financing Activities:
Proceeds from line of credit to unrelated party	75,000	–
Proceeds from line of credit to related party	523,945	241,725
Repayments on line of credit to related party	(369,557)	(155,385)

Net cash provided by financing activities	229,388	86,340

Net Increase (Decrease) In Cash	31,831	(8,609)

Cash At The Beginning Of The Period	40,027	48,636

Cash At The End Of The Period	$71,858	$40,027

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Non-cash investing and financing activities:
Assets acquired in exchange for stock	$28,000	$167,000
Conversion of related party debt to stock	$525,000	$84,000
Asset transferred for cancellation of shares	$(18,800)	$–
Asset acquired for debt	$30,089	$165,000

Cash paid during the year for:
Interest	$23,605	$–
Franchise and income tax	$–	$–

The accompanying notes are an integral part of the financial statements.

F-35

TEARDROPPERS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

On June 3, 2013, Teardroppers, Inc. (the “Company”), was incorporated under the laws of the state of Nevada.

We are in the business of mobile billboard advertising. We offer to provide billboard advertising space on custom designed "Teardrop Trailers". Teardrop Trailers, are usually designed for short-period accommodations for vacationers and travelers. Teardrop Trailers are designed to be towed behind small economy sized vehicles and pickup trucks.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Such estimates include management’s assessments of the carrying value of certain assets, useful lives of assets, and related depreciation and amortization methods applied.

Cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. At December 31, 2018 and 2017, the Company had no cash equivalents.

Fair value of financial instruments

The Company adopted the provisions of FASB Accounting Standards Codification (“ASC”) 820 (the “Fair Value Topic”) which defines fair value, establishes a framework for measuring fair value under U.S. GAAP, and expands disclosures about fair value measurements.

The Fair Value Topic defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. It requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. It also establishes a fair value hierarchy, which prioritizes the valuation inputs into three broad levels.

The carrying amount of the Company’s financial assets and liabilities, such as cash, accounts payable, accrued expenses, and deferred revenue approximate their fair value because of the short maturity of those instruments. The Company’s loans payable approximates, the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2018 and 2017.

The Company had no assets and/or liabilities measured at fair value on a recurring basis as of December 31, 2018 and 2017, respectively, using the market and income approaches.

F-36

Property and equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method over the assets estimated useful life of three (3) years for equipment, five (5) years for automobile, and seven (7) years for furniture and fixtures. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB ASC to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Revenue recognition

On January 1, 2018, the Company adopted the provisions of ASC 606 Revenue from Contracts with Customers, and related Accounting Standards Updates.  This new revenue recognition standard has a five step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; and e) Recognize revenue when (or as) performance obligations are satisfied. The impact of the Company’s initial application of ASC 606 did not have a material impact on its financial statements and disclosures.

The primary source of revenue is from the rental of advertising space on custom designed Teardrop Trailers. The length of the rental agreements varies from one to thirty days. Customers pay in advance and revenue is recognized based on the number of days of each contract that have expired. For the years ended December 31, 2018 and 2017, the Company recognized no income from the rental of the trailers.

Income taxes

The Company follows Section 740-10-30 of the FASB ASC, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB ASC (“Section 740-10-25”) with regards to uncertainty in income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its assets and/or liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Stock-based compensation

In December 2004, the FASB issued FASB ASC No. 718, Compensation – Stock Compensation (“ASC No. 718”). Under ASC No. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

F-37

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by ASC No. 718.  FASB ASC No. 505, Equity Based Payments to Non-Employees, defines the measurement date and recognition period for such instruments. In general, the measurement date is when either (a) a performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB ASC.

Net income (loss) per share

The Company computes basic and diluted earnings per share amounts pursuant to ASC 260-10-45. Basic earnings per share is computed by dividing net income (loss) available to common shareholders, by the weighted average number of shares of common stock outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted earnings per share is computed by dividing net income (loss) available to common shareholders by the diluted weighted average number of shares of common stock during the period

The diluted weighted average number of common shares outstanding is the basic weighted number of shares adjusted as of the first day of the year for any potentially diluted debt or equity.

There were no potentially dilutive shares outstanding as of December 31, 2018, and December 31, 2017, respectively.

Subsequent events

The Company follows the guidance in ASC 855-10-50 for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.

NOTE 3 – GOING CONCERN

The Company's financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has incurred losses from operations, has negative working capital, and has a minimum cash balance available for payment of ongoing operating expenses. Its continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available, or will be available on terms acceptable to the Company.

NOTE 4 – PROPERTY & EQUIPMENT

Property and equipment consists of the following at December 31, 2018 and 2017:

	December 31, 2018	December 31, 2017
Property and equipment, net	$288,089	$254,000
Less: accumulated depreciation	(71,125)	(24,858)
Property and equipment, net	$216,964	$229,142

Depreciation expense for the years ended December 31, 2018 and 2017 was $51,467 and $22,650 respectively.

F-38

In February 2017, the Company purchased a 1971 Chevrolet Corvette for use in the business operations. The vehicle was acquired from the majority shareholder in exchange for 160,000 shares of stock valued at $.15 per share, for a total of $24,000.

On April 15, 2017, the Company purchased a 1995 Featherlite trailer for use in the business operations. The trailer was purchased from a shareholder in exchange for 300,000 shares valued at $.20 per share, for a total of $60,000.

In October 2017, the Company purchased a NASCAR hauler for $165,000. The cost will be paid in monthly installments beginning March 2018. See Note 5 for additional details.

On March 1, 2018, the Company purchased a 2013 Ford F-150 truck from a related party for use in the business operations at a cost of $28,000. The vehicle was acquired from the father of the majority shareholder. The debt was immediately converted into 140,000 shares of stock at $.20 per share.

On December 22, 2018, the Company acquired a Ford F-150 truck for use in the business operations from the majority shareholder. The agreement was in the form of a long-term lease and was recorded at $30,089, the net present value of the lease payments. See Note 7 for additional details.

NOTE 5 – LOAN PAYABLE

During 2014, the Company entered into a loan agreement with Gemini Southern, LLC whereby the monies paid to the Company by Gemini Southern, LLC pursuant to the consulting agreement dated September 20, 2013. The balance will be paid back with interest commencing on January 1, 2015 at a rate of 10% per annum with a maturity date of December 12, 2018. On April 1, 2018, the balance of the debt, $525,000, was converted into 4,375,000 of common stock. As of December 31, 2018, and 2017, the loan amount was $0 and $450,000, respectively. The Company recorded accrued interest on this loan of $145,632 and $139,250 as of December 31, 2018 and 2017, respectively. The accrued interest was not part of the conversion agreement and continues to be reflected as a liability. Effective April 1, 2018, the line of credit is considered related party debt. See Note 6 for details of the transactions.

NOTE 6 – LINE OF CREDIT FROM RELATED PARTY

On February 25, 2014, the Company entered into a line of credit with DEVCAP Partners, LLC, a California limited liability company, for an amount up to $450,000 with a maturity date of December 31, 2019, bearing interest of 10%. On July 5, 2017, $142,000 of the balance due was converted into 2,840,000 shares of stock valued at $.05 per share. As of December 31, 2018, and 2017, the balance of the line of credit was $695 and $49,750, respectively. The Company owes accrued interest of $9,820 and $8,667 at December 31, 2018 and 2017, respectively.

On August 13, 2015, the company entered into a line of credit with General Pacific Partners, LLC, a California limited liability company, for an amount up to $450,000. The line of credit is a demand loan bearing interest of 10% per annum. General Pacific Partners, LLC is a related party to the Company as it is owned by a majority shareholder of the Company. On July 5, 2017, the balance of $25,000 was converted into 500,000 shares of stock valued at $.05 per share. The balance of the line of credit was $0 as of December 31, 2018, and 2017. The Company owes accrued interest of $4,732 as of December 31, 2018 and 2017, respectively.

During 2014, the Company entered into a line of credit agreement with Gemini Southern, LLC. On April 1, 2018, the Company converted $525,000 of debt owed to Gemini Southern, LLC into 4,375,000 shares of stock. Gemini Southern, LLC will be treated as a related party for all activity from the date of the conversion forward. The line of credit is a demand loan with a maximum of $450,000 bearing interest at 10%, maturing December 2019. As of December 31, 2018, the balance due on the line was $225,000. The Company recorded $4,015 accrued interest at December 31, 2018.

F-39

NOTE 7 – LONG-TERM LIABILITIES – RELATED PARTY

On October 1, 2017, the Company acquired from Gemini Southern, LLC a 2006 Ultra-Comp 53” NASCAR type vehicle transport hauler (the “Hauler”) to be used for promotional / advertising services. The purchase price of the Hauler was $165,000. The Company paid for the Hauler with a promissory note (the “Hauler Note”). The Hauler Note bears interest at 12% per annum and is payable as follows: (i) interest only from October 1, 2017 through February 28, 2018; (ii) $ $3,670 per month from March 1, 2018 through February 28, 2022; and $45,000 on February 1, 2022. The trailer is collateral for the promissory note. The balance of the loan was $143,866 and $165,000 as of December 31, 2018 and 2017, respectively. Accrued interest was $0 and $4,950 at December 31, 2018 and December 31, 2017, respectively.

Principal payments for the next five years will be as follows:

2019	$28,299
2020	31,888
2021	35,932
2022	47,747
2023	–
Total	$143,866

On December 22, 2018, the Company leased a vehicle from the majority shareholder. The term of the lease is 84 months with payments of $423 per month. At the end of the lease the Company can purchase the vehicle for $2,500. As of December 31, 2018, it is reasonably expected that the Company will exercise the purchase option. The value of the asset and corresponding liability at the date of inception was $30,089, the net present value of the lease payments, including the purchase option, using an interest rate of 6.649% in accordance with the provisions of ASC 842.

Principal payments for the next five years will be as follows:

2019	$3,202
2020	3,422
2021	3,656
2022	3,907
2023	4,175
Total	$18,362

NOTE 8 – OTHER RELATED PARTY TRANSACTIONS

Line of credit from related parties

The Company has two line of credit agreements with related parties. DEVCAP Partners, LLC is also the majority shareholder in the Company. General Pacific Partners, LLC is owned by the party that owns DEVCAP Partners, LLC. See Note 6 for further disclosure.

Consulting expense to related party (DEVCAP Partners, LLC)

On January 1, 2014, the Company executed a three-year consulting agreement with DEVCAP Partners, LLC, (“DEVCAP”), whereby the Company agreed to pay $7,500 a month for consulting services to be provided to the Company such as marketing, architectural development, accounting, finance, corporate structure and tax planning. The Company recorded consulting fee expense of $90,000 for each of the years ended December 31, 2018 and 2017. The amount due but unpaid at December 31, 2018 and 2017 was $230,288 and $187,500, respectively and is included on the balance sheet as accounts payable- related parties.

F-40

Consulting expense to related party (Ray Gerrity)

On January 1, 2014, the Company entered into a verbal consulting agreement with its Chief Executive Officer, Ray Gerrity, whereby the Company agreed to pay $2,500 per quarter for consulting services related to his duties as Chief Executive Officer. For the years ended December 31, 2018 and 2017, the Company recorded consulting fee expense of $2,500 and 10,000, respectively. The amount due but unpaid was $32,500 and $30,000 at December 31, 2018 and 2017, respectively, and was included on the balance sheet as accounts payable - related parties. Ray Gerrity resigned his position effective March 31, 2018.

Consulting expense to related party (Robert Wilson)

On January 1, 2014, the Company entered into a verbal consulting agreement with its Chief Financial Officer, Robert Wilson, whereby the Company agreed to pay $2,500 per quarter for consulting services related to his duties as Chief Financial Officer. The Company accrued $2,500 for the first quarter of 2017. Mr. Wilson resigned effective April 1, 2017. For the years ended December 31, 2018 and 2017, the Company recorded consulting fee expense of $0 and $2,500, respectively. The amount due but unpaid was $17,500 at December 31, 2018 and 2017, respectively, and was included on the balance sheet as accounts payable - related parties.

Purchase of equipment from related parties

On February 14, 2017, the Company purchased a 1971 Chevrolet Corvette for use in the business operations. The vehicle was acquired from the majority shareholder in exchange for 160,000 shares of stock valued at $0.15 per share, for a total of $24,000. On February 22, 2018, the vehicle was sold to DEVCAP Partners, LLC for cancellation of the shares. The cancellation of the shares was valued at the net book value of the vehicle, $18,800.

On April 15, 2017, the Company purchased a 1995 Featherlite trailer for use in the business operations. The trailer was purchased from a shareholder in exchange for 300,000 shares valued at $0.20 per share, for a total of $60,000.

On March 1, 2018, the Company purchased a 2013 Ford F-150 truck from a related party for use in the business operations at a cost of $28,000. The vehicle was acquired from the father of the majority shareholder. The debt was immediately converted into 140,000 shares of stock at $.20 per share.

On December 22, 2018, the Company acquired a 2018 Ford F-150 truck for use in the business operations from the majority shareholder. The purchase was in the form of a long-term lease and was recorded at $30,089, the net present value of the lease payments. See Note 7 for additional details.

Other related party transactions

On October 1, 2018, 15,000 shares of common stock were issued to Larry Krough, CEO of the Company for services rendered. The shares were valued at $15,000.

NOTE 9 – STOCKHOLDERS’ DEFICIT

The Company is authorized to issue up to 200,000,000 shares of common stock and 20,000,000 shares of preferred stock, both $0.001 par value.

On February 14, 2017, the Company purchased a 1971 Chevrolet Corvette for use in the business operations. The vehicle was acquired from the majority shareholder in exchange for 160,000 shares of stock valued at $0.15 per share, for a total of $24,000.

On April 15, 2017, the Company purchased a 1995 Featherlite trailer for use in the business operations. The trailer was purchased from a shareholder in exchange for 300,000 shares valued at $0.20 per share, for a total of $60,000.

F-41

On July 5, 2017, the Company converted $142,000 of related party debt owed to DEVCAP Partners, LLC into 2,840,000 shares of stock valued at $0.05 per share.

On July 5, 2017, the Company converted $25,000 of related party debt owed to General Pacific Partners, LLC into 500,000 shares of stock valued at $0.05 per share.

On February 22, 2018, the Company sold a 1971 Corvette in exchange for the cancellation of 160,000 shares of stock.

On March 1, 2018, the Company converted $28,000 of related party accounts payable into 140,000 shares of stock at $.20 per share.

On April 1, 2018, Gemini Southern, LLC converted a loan payable to them into stock at $.12 per share. The loan amount was $525,000 and converted into 4,375,000 shares of restricted common stock. Gemini Southern cannot sell, pledge or transfer the shares for one year from the date of the conversion.

On October 1, 2018, 15,000 shares of common stock were issued to Larry Krough, CEO of the Company for services rendered. The shares were valued at $15,000.

NOTE 10 - INCOME TAXES

Current income taxes are based upon the year’s income taxable for federal and state tax reporting purposes. Deferred income taxes (benefits) are provided for certain income and expenses, which are recognized in different periods for tax and financial reporting purposes.

Deferred tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the period in which the differences are expected to affect taxable income. Legislation passed in December 2017 changed the tax rate on corporate income for tax years beginning in 2018 to 21% at all levels of income. This new rate is used to determine the deferred tax effect in future years. The Company’s deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses. These loss carryovers would be limited under the Internal Revenue Code should a significant change in ownership occur within a three-year period. In 2018 and 2017, the Company’s tax losses were reduced by accrued expenses to related parties which are not recognized for tax purposes until paid.

At December 31, 2018 and 2017, the Company had net operating loss carryforwards of approximately $1,304,000 and $984,000, respectively, which begin to expire in 2033.

Deferred tax assets consisted of the following:

	2018	2017
Net operating loss carryforwards	$273,900	$206,800
Share based compensation	7,200	7,200
Accounts payable, related party	62,881	49,326
Other deferred tax items	4,166	6,150
Valuation allowance	(348,147)	(269,476)
Total deferred tax assets	$–	$–

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, the projected future taxable income and tax planning strategies in making this assessment. Based on management’s analysis, they concluded not to retain a deferred tax asset since it is uncertain whether the Company can utilize this asset in future periods. Therefore, they have established a full reserve against this asset. The change in the valuation allowance in 2018 and 2017 was $67,100 and $43,100, respectively.

F-42

A reconciliation of the expected tax computed at the U.S. statutory federal income tax rate to the total benefit for income taxes at December 31, 2018 and 2017 is as follows:

	2018	2017
Expected tax at 21%	$(67,100)	$(43,100)
Change caused by change in federal tax rate	–	(66,671)
Change in valuation allowance	67,100	109,771
Provision for income taxes	$–	$–

The Company’s continuing practice is to recognize interest and/or penalties related to income tax matters in income tax expense. As of December 31, 2018, and 2017, the Company had no accrued interest and penalties related to uncertain tax positions.

The Company is subject to taxation in the U.S. and California. Tax years for 2013 and forward are subject to examination by tax authorities. The Company is not currently under examination by any tax authority.

Management has evaluated tax positions in accordance with FASB ASC 740, and has not identified any tax positions, other than those discussed above, that require disclosure.

NOTE 11 – SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined that no material subsequent events exist requiring disclosure, except as follows:

On January 9, 2019, the Company leased a 2018 Ford F-150 truck for a term of two years at $425 per month. The truck was acquired December 22, 2018 from the majority shareholder as described in Notes 4 and 7. The lessee is an outside consultant for the Company.

F-43

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS

The following exhibits are included as part of this Form S-1. References to "the Company" in this Exhibit List mean The Teardroppers, Inc., a Nevada corporation.

Exhibit #	Description
3(i).1(*)	Articles of Incorporation of The Teardroppers, Inc.
3(ii).1(*)	Corporate Bylaws
5.1(*)	Legal opinion and consent of The Bingham law Group, APC.
10.1(*)	Line of Credit Agreement with Devcap Partners, LLC
10.2(*)	Purchase Order for Teardrop Trailer dated July 23, 2014
10.3(*)	Consulting Agreement with Devcap Partners, LLC dated January 1, 2014
10.4(*)	Consulting Agreement with Gemini Southern LLC, dated September 30, 2013
10.5 (*)	Consulting agreement with Rayna Austin, dated October 8, 2013
10.6 (*)	Loan Agreement with Gemini Southern LLC
23.1(*)	Consent of the Bingham Law Group, APC. (included with Exhibit 5.1)
23.2	Consent of Haynie & Company
23.3	Consent of Assurance Dimensions

* Previously filed

Item 17.	Undertakings.

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increases or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

II-1

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

II-2

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(C) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, CA on October 27, 2020.

The Teardroppers, Inc.

Date: October 27, 2020	By:	/Cody Ware
Cody Ware, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

The Teardroppers, Inc.

Date: October 27, 2020	By:	/s/ Cody Ware
Cody Ware, Chief Executive Officer and Chief Financial Officer

Date: October 27, 2020	By:	/s/Larry Krogh
Director

II-4

Exhibit Index

Exhibit #	Description
3(i).1 (*)	Articles of Incorporation of The Teardroppers, Inc.
3(ii).1 (*)	Corporate Bylaws
5.1 (*)	Legal opinion and consent of The Bingham law Group, APC.
10.1 (*)	Line of Credit Agreement with Devcap Partners, LLC
10.2 (*)	Purchase Order for Teardrop Trailer dated July 23, 2014
10.3 (*)	Consulting Agreement with Devcap Partners, LLC dated January 1, 2014
10.4 (*)	Consulting Agreement with Gemini Southern LLC, dated September 30, 2013
10.5 (*)	Consulting agreement with Rayna Austin, dated October 8, 2013
10.6 (*)	Loan Agreement with Gemini Southern LLC
23.1(*)	Consent of the Bingham Law Group, APC. (included with Exhibit 5.1)
23.2	Consent of Haynie & Company
23.3	Consent of Assurance Dimensions

* Previously filed

II-5